Exhibit 10.1

CREDIT AND GUARANTY AGREEMENT

Dated as of January 31, 2008

Among

GERBER SCIENTIFIC, INC.,
GERBER SCIENTIFIC INTERNATIONAL, INC.,
as Borrowers,

THE GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

as Lenders,

RBS CITIZENS, N.A,
as Administrative Agent for the Lenders,

SOVEREIGN BANK,

as Documentation Agent,

and

RBS SECURITIES CORPORATION D/B/A RBS GREENWICH CAPITAL,
as Sole Lead Arranger and Book Runner.

TABLE OF CONTENTS

i

            LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1          Form of Revolving Credit Note

Exhibit A-2          Form of Swingline Note

Exhibit B              Form of Notice of Revolving Credit Borrowing

Exhibit C              Form of Compliance Certificate

Exhibit D              Form of Pricing Notice

Exhibit E              Form of Opinion of Borrowers' Counsel

Exhibit F              Form of Assignment and Acceptance Agreement

Schedule 1          Schedule of Commitment Percentages

Schedule 2          Pricing Schedule

Schedule 2.6       Schedule of Existing Letters of Credit

Schedule 5.2       Schedule of Principal Places of Business

Schedule 5.4       Schedule of Subsidiaries

Schedule 5.9       Schedule of Financial Statements

Schedule 5.11     Schedule of Issued and Outstanding Stock

Schedule 5.13     Schedule of Licenses, Patents, Copyrights and Trademarks

Schedule 5.15     Schedule of Pension Plans

Schedule 5.16     Schedule of Indebtedness, Liens, Charges and Encumbrances

Schedule 5.17     Environmental Matters

Schedule 8.4       Schedule of Insurance

Schedule 8.8       Schedule of Excluded Subsidiaries

Schedule 15.1     Notices

v

CREDIT AND GUARANTY AGREEMENT

        This CREDIT AND GUARANTY AGREEMENT is entered into as of January 31, 2008 by and among GERBER SCIENTIFIC, INC., a Connecticut corporation ("Gerber"), and GERBER SCIENTIFIC INTERNATIONAL INC., a Connecticut corporation ("Gerber International"), as borrowers, each of GERBER COBURN OPTICAL INTERNATIONAL, INC., GERBER SCIENTIFIC UK, LTD., SPANDEX LTD., and GERBER SCIENTIFIC INTERNATIONAL LTD., as guarantors, the lenders from time to time party hereto, RBS CITIZENS, N.A., a national banking association, as administrative agent for the lenders from time to time party hereto, SOVEREIGN BANK, as documentation agent, and RBS SECURITIES CORPORATION d/b/a RBS GREENWICH CAPITAL, as sole lead arranger and bookrunner.

Recitals

        WHEREAS, the Borrowers have requested that the Lenders provide certain credit facilities and make other financial accommodations to the Borrowers; and

        WHEREAS, the Lenders and the Agent are each willing to accommodate such request for credit upon and subject to the terms, conditions and provisions of the Loan Documents, including without limitation, the Agent having a security interest in the Collateral and with the priority as set forth in the Security Documents.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

        Section 1.1.          Definitions.  In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

"Affiliate" as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

"Agent" shall mean RBS Citizens, N.A., in its capacity as agent for the Lenders, and its successors in that capacity.

"Agreement" shall mean this Credit and Guaranty Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

"Alternative Currency" shall mean Canadian Dollars, Australian Dollars, British Pounds Sterling, Hong Kong Dollars, Euros and each other currency (other than U.S. Dollars), that is approved in writing by the Agent and the Issuing Bank.

"Alternative Currency Equivalent" shall mean, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Agent at such time on the basis of the Spot Rate (as of the date of determination) for the purchase of such Alternative Currency with U.S. Dollars.

"Alternative Currency Loan" shall mean any Revolving Credit Advance denominated in an Alternative Currency.

"Alternative Currency Sublimit" shall mean US$50,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Maximum Revolving Credit Amount.

"Applicable Base Rate" shall mean the sum of (a) the Base Rate plus (b) the Base Rate Margin, as each is in effect from time to time.

"Applicable LIBOR Rate" shall mean the sum of (a) the LIBOR Lending Rate plus (b) the LIBOR Rate Margin, as each is in effect from time to time.

"Applicable Period" shall have the meaning ascribed thereto in Section 6.1.

"Approved Fund" shall mean a Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Australian Dollars" shall mean the lawful currency of Australia.

"Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit F hereto.

"Base Rate" shall mean the greater of (a) the Prime Rate and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

"Base Rate Loan" shall mean any Revolving Credit Advance bearing interest at a fluctuating rate determined by reference to the Applicable Base Rate. All Base Rate Loans shall be denominated in U.S. Dollars.

"Base Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

"Borrowers" shall mean Gerber and Gerber International.

"British Pounds Sterling" shall mean the lawful currency of the United Kingdom.

"Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Rate Loan in any currency, the term "Business Day" shall also include any day on which banks are not open for dealings in deposits in such currency in the London interbank market and (b) when used in connection with any LIBOR Rate Loan denominated in Euro, the term "Business Day" shall also exclude any day on which TARGET is not open for the settlement of payments in Euro.

"Canadian Dollars" shall mean the lawful currency of Canada.

"Capital Expenditure" shall mean amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

"Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

"Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

"Change in Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities Exchange Commission thereunder), of Equity Interests representing more than 30% of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Gerber or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Gerber by Persons who were neither (i) nominated by the board of directors of Gerber nor (ii) appointed by directors so nominated.

"Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

"Collateral" shall mean any and all assets of the Loan Parties subject to Liens under the Security Documents.

"Commitment Percentage" shall mean as to each Lender its percentage interest in the Maximum Revolving Credit Amount as set forth on Schedule 1 hereto.

"Compliance Certificate" shall mean a certificate in the form of Exhibit C hereto and executed by the Chief Executive Officer, Chief Financial Officer or Vice President of Finance of the Borrowers.

"Consolidated" and "Consolidating," and "consolidated" and "consolidating" when used with reference to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of Gerber (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

"Consolidated Current Liabilities" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of Gerber and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of Gerber and its Subsidiaries required to be made within one year from the date of determination.

"Consolidated EBIT" shall mean for any period the sum of (a) Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) Consolidated Interest Expense, and (ii) taxes based on or measured by income, in each case for the period under review.

"Consolidated EBITDA" shall mean for any period the sum of (a) Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) taxes based on or measured by income, (iii) consolidated depreciation and amortization expense, in each case for the period under review, and (iv) all non-cash expenses incurred in connection with the termination of the Existing Credit Agreement.

"Consolidated Interest Expense" shall mean, for any period, interest expense for such period of Gerber and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" shall mean the net income (or deficit) from operations of Gerber and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

"Costs of Collection" shall mean (a) any and all reasonable and documented sums advanced by the Agent after the occurrence and during the continuance of an Event of Default in order to preserve the Collateral or preserve its security interest in the Collateral and (b) in the event of any proceeding for the collection or enforcement of any obligations or liabilities after the occurrence and during the continuance of an Event of Default the reasonable and documented expenses of re‑taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral or of any exercise by the Agent of its rights hereunder and under the Loan Documents, together with reasonable attorneys' fees and court costs.

"Credit Participants" shall have the meaning set forth in Section 12.2(f) hereof.

"Default" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

"Defaulting Lender" shall have the meaning set forth in Section 11.1 hereof.

"Distribution" shall mean as to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of such Person, (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person and (e) any payment of, principal of, interest on, or fees or any other amounts with respect to Subordinated Indebtedness.

"Eligible Assignee" shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) (i) a commercial bank organized under the laws of the United States or any state thereof, (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) such bank is acting through a branch or agency located in the United States or (B) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans in the ordinary course including insurance companies, mutual funds and lease financing companies; provided that no Loan Party nor any Affiliate of a Loan Party shall be an Eligible Assignee.

"Environmental Law" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, worker health or safety, or the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances, whether now existing or hereafter enacted.

"Equity Interest" shall mean (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) warrants, options or other rights to acquire such shares or interests.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" shall mean any entity that would be considered a single employer with Gerber or any Subsidiary under Section 4001(b) of ERISA or part of the same "controlled group" as Gerber or any Subsidiary for purposes of Section 302(d)(8)(C) of ERISA.

"EURIBOR" shall mean, in relation to any Loan in Euro, (a) the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the internationally recognized service as selected by the Agent; or (b) if the service ceases to be available, for any reason, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by leading banks in the European interbank market, as of the specified time on the quotation day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Loan.

"Euro" means the lawful currency of the participating member states introduced in accordance with the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

"Event of Default" shall have the meaning set forth in Section 10.1 hereof.

"Excluded Collateral" shall mean: (a) pledges of cash and cash equivalents to Travelers Insurance Company to secure obligations of the Borrowers or their Subsidiaries under or in connection with property and casualty insurance policies issued by Travelers Insurance Company (or any successor insurers) for the benefit of the Borrowers or their Subsidiaries; provided, however, that the amount of such pledges shall not exceed $2,000,000 in the aggregate at any one time, (b) any agreements now existing which by their terms prohibit the granting of a security interest therein or assignment thereof; provided, however, that if the UCC or any other law now or hereafter permits the granting of a security interest or assignment thereof notwithstanding such terms, such contracts and agreements shall not be Excluded Collateral, and (c) equipment subject to a capitalized lease or purchase money lien permitted hereunder that prohibits the granting of any other lien on such equipment; provided, however, that such equipment shall not be Excluded Collateral upon the release of such capitalized lease or purchase money lien (d) stock or other equity interests in Subsidiaries which are not Guarantors, and (e) all real property owned by a Loan Party, the fixtures thereupon, and personal property generally used solely in the operation of such real property (including without limitation, service equipment, heating ventilation and air conditioning equipment, phones, heating, lighting, air conditioning, ventilating, plumbing, electrical or other mechanical equipment, refrigeration, security and control systems, building operation and maintenance equipment, sprinkler and irrigation facilities and equipment).

"Existing Credit Agreement" shall mean the Loan and Security Agreement dated as of October 31, 2005 by and among the Borrowers, Citizens Bank of Massachusetts and the other parties thereto, as amended, restated or otherwise modified from time to time.

"Existing Letters of Credit" shall mean the Issuing Bank's letters of credit issued for the account of one or more Loan Parties and described on Schedule 2.6 hereto.

"Federal Funds Effective Rate" shall mean for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

"Fee Letter" shall have the meaning set forth in Section 2.11(b) hereof.

"Foreign Security Documents" shall mean the documents described in clauses (b), (c), and, to the extent they relate to assets of foreign Loan Parties, (d) of the definition of Security Documents.

"Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

"Gerber Australia" shall mean Gerber Scientific International (Australia) Pty. Ltd.

"Gerber Belgium" shall mean Gerber Technology NV/SA.

"Gerber Technology" shall mean Gerber Technology, Ltd.

"Generally accepted accounting principles" or "GAAP" shall mean accounting principles generally accepted in the United States of America as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

"Guarantor" shall mean each of the Persons set forth on the signature pages hereto as a "Guarantor" and each other wholly-owned Subsidiary of Gerber that may hereafter become a Guarantor hereunder in accordance with the provisions of Section 14.9 hereof.

"Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

"Hong Kong Dollars" shall mean the lawful currency of the Hong Kong Special Administrative Region.

"Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including (i) liabilities secured by any Lien on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, (ii) letters of credit open for account, (iii) obligations under banker's acceptance facilities, (iv) Capitalized Lease Obligations and (v) all obligations on account of Guaranties, endorsements and any other contingent obligations of a similar nature in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

"Indemnified Taxes" has the meaning specified in Section 4.7(a) hereof.

"Interest Period" shall mean with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one, two, three, six or, if available to all Lenders, twelve months thereafter, as the Borrowers may request as provided in Sections 2.2(a) or 2.4 hereof, provided, that:

(a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

(c) any Interest Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

(d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

"Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

"Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Investment" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with the terms thereof set in the ordinary course of business) to another Person, and (c) any purchase of

(i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), and any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100.

"Issuing Bank" shall mean RBS Citizens, N.A., in its capacity as the issuer of Letters of Credit hereunder, and any successor to RBS Citizens, N.A. in such capacity. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

"Lender Obligations" shall mean all present and future obligations and Indebtedness of the Borrowers or any Subsidiary owing to the Agent or the Lenders (a) under this Agreement or any other Loan Document, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Notes or the Swingline Note, to reimburse the Issuing Bank for any drawings paid under Letters of Credit, obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Loan Document and Costs of Collection and (b) under any Secured Interest Rate Protection Agreements.

"Lenders" shall mean (a) initially, each Lender listed on the signature pages hereof as "Lenders", (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.2 hereof, (c) with respect to Swingline Loans, the Swingline Lender, and (d) their respective successors.

"Letter of Credit" shall mean the Existing Letters of Credit and any letter of credit issued pursuant to Section 2.6.

"Letter of Credit Exposure" shall mean, at any time, the sum of (a) the Maximum Drawing Amount with respect to all Letters of Credit and (b) all unpaid Reimbursement Obligations.

"Letter of Credit Sublimit" shall mean US$20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Maximum Revolving Credit Amount. For the purposes of determining the Letter of Credit Sublimit Letters of Credit denominated in an Alternative Currency shall be converted into the U.S. Dollar equivalent as of the date of such determination.

"LIBOR Lending Rate" shall mean, relative to any LIBOR Rate Loan to be made, continued or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

                LIBOR Lending Rate =                     LIBOR Rate
                                                        (1.00 - LIBOR Reserve Percentage)

"LIBOR Pricing Option" shall mean the option granted to the Borrowers pursuant to Section 2.4 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

"LIBOR Rate" shall mean, relative to any Interest Period for LIBOR Rate Loans, (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as calculated by the British Bankers' Association and obtained through a nationally recognized service such as the Dow Jones Market Service (Telerate) or Reuters (the "Service") at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for the relevant currency with a maturity comparable to such Interest Period; and (ii) if the Alternative Currency is in Euro, at the EURIBOR Rate provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR Rate" shall be the interest rate per annum determined by Agent to be the average of the rates per annum at which deposits in the relevant currency are offered for such Interest Period to major banks in the London interbank market or the European interbank market as the case may be at approximately 11:00 a.m. London time on the date that is two (2) Business Days prior to the beginning of such Interest Period. Each determination by the Agent pursuant to this definition shall be conclusive absent manifest or mathematical error.

"LIBOR Rate Fixing Day" shall mean, in the case of any LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

"LIBOR Rate Loan" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan. LIBOR Rate Loans may be denominated in U.S. Dollars or in an Alternate Currency.

"LIBOR Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

"LIBOR Reserve Percentage" shall mean, relative to any day of any Interest Period for LIBOR Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

"Lien" shall mean any lien, mortgage, pledge, assignment (only for the purposes of creating a security interest), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and, solely in the case of securities, any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

"Liquid Securities" shall mean Investments described in clauses (a) through (d) of the definition of Permitted Investments.

"Loan" shall mean any Revolving Credit Advance or Swingline Loan outstanding hereunder or made to the Borrowers by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

"Loan Documents" shall mean this Agreement, the Revolving Credit Notes, the Swingline Note, the Security Documents, any Secured Interest Rate Protection Agreements any Notices of Revolving Credit Borrowing hereunder and any other present or future agreement from time to time entered into between Gerber or any Subsidiary and the Agent or the Lenders in connection with this Agreement, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrowers to the Agent or the Lenders in connection therewith.

"Loan Parties" means the Borrowers and each Guarantor.

"Majority Lenders" shall mean, at any time, the Lenders (excluding Defaulting Lenders) having made greater than fifty percent (50%) of the outstanding principal amount of the Loans (excluding Loans made by a Defaulting Lender) hereunder, or, if no Loans are outstanding, the Lenders (excluding Defaulting Lenders) having aggregate Commitment Percentages of greater than fifty percent (50%) (excluding Commitment Percentages of Defaulting Lenders).

"Material Adverse Effect" shall mean any event, fact, circumstance, change in, or effect on, the operations, business, properties, or condition (financial or otherwise) of any Borrower or Guarantor, which individually, in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Borrowers and Guarantors, taken as a whole, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Borrowers and Guarantors taken as a whole to (i) operate or conduct business in substantially the manner in which such business is operated or conducted on the Closing Date, or (ii) perform or pay any Lender Obligations, (b) the assets, properties, business, operations, or condition (financial or otherwise) of the Borrowers and Guarantors taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights or remedies of the Agent or any Lender hereunder or thereunder or (d) the value, enforceability, or collectibility of the collateral under the Security Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

"Maximum Drawing Amount" means the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit. For the purposes of determining the Maximum Drawing Amount Letters of Credit denominated in an Alternative Currency shall be converted into the U.S. Dollar equivalent as of the date of such determination.

"Maximum Revolving Credit Amount" shall mean, subject to Section 2.18, as of any date of determination, the lesser of (a) $125,000,000 and (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to Section 2.14 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0. For the purposes of determining the Maximum Revolving Credit Amount Revolving Credit Advances denominated in an Alternative Currency shall be converted into the U.S. Dollar equivalent as of the date of such determination.

"Notes" shall mean the Revolving Credit Notes and the Swingline Note.

"Notice of Revolving Credit Borrowing" shall have the meaning set fort in Section 2.2(a).

"Other Taxes" has the meaning specified in Section 4.7(b) hereof.

"Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

"Pension Plan" shall mean an employee benefit plan or other plan sponsored, maintained or contributed to by Gerber, any Subsidiary or any ERISA Affiliate as described in Section 4021(a) of ERISA.

"Permitted Acquisition" shall mean the acquisition by, or merger into, any Loan Party, of any Person or the assets or business of any Person constituting an operating business engaged in the same business line or a business reasonably related thereto as Gerber or a Subsidiary; provided, however, that (i) such acquisition or merger is accretive to Consolidated EBITDA based on the target's results for the most recently ended twelve-month period, (ii) after the consummation of any such acquisition or merger, the Borrowers will be in compliance with all covenants both before and on a pro forma basis after such acquisition or merger (as evidenced by a certificate of the Borrowers certifying such pro forma compliance in the case of any Permitted Acquisition in excess of $10,000,000), (iii) such Permitted Acquisition has been approved by the Board of Directors of each of the constituent parties thereto, (iv) after the consummation of any such acquisition or merger, the ratio of (A) Total Funded Debt of Gerber and its Subsidiaries to (B) Consolidated EBITDA, on a pro forma basis, shall be less than 2.5-to-1, and (v) after the consummation of any such acquisition or merger, Gerber and its Subsidiaries shall have cash, Liquid Securities and/or borrowing availability under this Agreement in an aggregate amount in excess of $15,000,000.

"Permitted Investments" shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the United Kingdom), in each case maturing within one year from the date of acquisition thereof; (b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000; (d) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service, (e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, and (f) tender bonds the payment of which is supported by a letter of credit issued by a recognized United States financial institution.

"Permitted Liens" shall have the meaning set forth in Section 9.2 hereof.

"Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

"Pledge Agreement" shall mean the Pledge Agreement dated as of January 31, 2008 executed by Gerber and each Subsidiary that owns stock of any Guarantor in favor of the Agent, as amended as of the date hereof, and as further amended and in effect from time to time.

"Pricing Notice" shall have the meaning set forth in Section 2.4 hereof.

"Pricing Schedule" shall mean Pricing Schedule attached hereto as Schedule 2.

"Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

"Reimbursement Obligations" means (a) the Borrowers' obligations to reimburse the Issuing Bank on account of any drawing under any Letter of Credit and (b) without duplication, the Borrowers' obligation to reimburse any Lender on account of any drawing under any Letters of Credit. For the purposes of determining Reimbursement Obligations, Letters of Credit denominated in an Alternative Currency shall be converted into the U.S. Dollar equivalent as of the date of such determination.

"Related Subsidiary" shall mean, with respect to any wholly-owned Subsidiary of Gerber, any other wholly-owned Subsidiary or Subsidiaries of Gerber which conduct substantially all of their operations in the same foreign jurisdiction and constitute one business unit.

"Reportable Event" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA (other than any event for which the notice requirement is waived by the regulations thereunder).

"Revolving Commitments" shall mean the commitments of the Lenders to make Revolving Credit Advances in accordance with the terms hereof, which in the aggregate shall not exceed the Maximum Revolving Credit Amount.

"Revolving Credit Advance" shall mean any loan or advance from any Lender to the Borrowers pursuant to Section 2.1 this Agreement.

"Revolving Credit Notes" shall mean the Revolving Credit Notes substantially in the form of Exhibit A-1 hereto executed by the Borrowers in favor of each Lender to evidence the Revolving Credit Advances to be made by the Lenders from time to time hereunder.

"Revolving Credit Termination Date" shall mean January 31, 2013.

"Secured Interest Rate Protection Agreement" shall mean any Interest Rate Protection Agreement entered into by a Loan Party and a party which is and remains a Lender throughout the term of such Interest Rate Protection Agreement.

"Security Agreement" shall mean the Security Agreement dated as of the date hereof by and among the Borrowers, Gerber Coburn Optical International, Inc. and RBS Citizens, N.A., as collateral agent, as amended, restated or otherwise modified from time to time.

"Security Documents" shall mean (a) the Security Agreement, the Pledge Agreement, (b) the General Security Agreement, Pledge of Debentures, Delivery Order-Debenture and Power of Attorney and Deed of Hypothec to secure Payment of Debentures by and between the Agent and Gerber Scientific International Ltd. dated as of the date hereof, (c) the Debenture by and among the Agent, Gerber Scientific UK Limited and Spandex Limited dated as of the date hereof, the Charge over Shares by and between the Agent and Gerber Scientific International, Inc. dated as of the date hereof and (d) any other security agreements, debentures, pledge agreements, charges, deposit account control agreements and other similar documents and agreements of the Loan Parties or other Persons that secure the Lender Obligations.

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person, as part of a going concern, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

"Spot Rate" shall mean, for a currency, the rate quoted by the Agent as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Agent does not have as of the date of determination a spot buying rate for any such currency.

"Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

"Subordinated Indebtedness" shall mean Indebtedness of any Borrower which is subordinated to the Indebtedness of the Borrowers hereunder and under the Revolving Credit Notes or the Swingline Note and to all other Lender Obligations, on terms and conditions approved in writing by the Agent.

"Subsidiary" shall mean any Person of which Gerber or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

"Swap Termination Value" shall mean, in respect of any one or more Interest Rate Protection Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Rate Protection Agreements, for any date, the amount(s) determined as the mark-to-market value(s) for such Interest Rate Protection Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements (which may include a Lender or any Affiliate of a Lender).

"Swingline Commitment" has the meaning specified in Section 2.7 hereof.

"Swingline Lender" shall mean RBS Citizens, N.A.

"Swingline Loan" has the meaning specified in Section 2.7 hereof.

"Swingline Loan Account" has the meaning specified in Section 2.7 hereof.

"Swingline Loan Closing Date" has the meaning specified in Section 2.7 hereof.

"Swingline Note" shall mean the Swingline Note in substantially the form of Exhibit A-2 hereto executed by the Borrowers to the order of the Swingline Lender to evidence the Swingline Loans.

"Swingline Loan Notice" has the meaning specified in Section 2.7 hereof.

"Swingline Participation Amount" has the meaning specified in Section 2.9(c) hereof.

"TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"Tax" or "Taxes" shall mean all present or future fees, taxes (including, without limitation, income taxes, sales taxes, use taxes, stamp taxes, value-added taxes, excise taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible)), levies, assessments, withholding and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government of other taxing authority.

"Total Funded Debt" of any Person means, without duplication, Indebtedness under this Agreement, in the case of the Borrowers, and all other Indebtedness for borrowed money of any such Person (including the Borrowers).

"Treasury Regulations" shall mean the regulations promulgated under the Internal Revenue Code, as amended from time to time (including corresponding provisions of succeeding regulations).

"U.S. Dollar Equivalent" shall mean, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Agent at such time on the basis of the Spot Rate (as of the date of determination) for the purchase of U.S. Dollars with, such Alternative Currency.

"2007 Financial Statements" shall mean the Consolidated Balance Sheet of Gerber and its Subsidiaries as of April 30, 2007 and the related Consolidated Statements of Operations, Cash Flows and Changes in Shareholders' Equity for the fiscal year then ended and notes to such financial statements.

"UCC" shall mean the Massachusetts Uniform Commercial Code, Massachusetts General Laws c. 106, as amended from time to time.

"Unasserted Lender Obligations" shall mean, at any time, Lender Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Lender Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

"U.S. Dollars", "Dollars" and "$" shall mean the lawful currency of the United States.

        Section 1.2.          Accounting Terms.   All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

        Section 1.3.          Construction of Terms.  As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

ARTICLE 2. THE REVOLVING CREDIT

        Section 2.1.          The Revolving Credit.

(a)        Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date, each Lender, severally and not jointly, shall make such Revolving Credit Advances to the Borrowers as the Borrowers may from time to time request, by notice to the Agent in accordance with Section 2.2, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Revolving Credit Amount less its Commitment Percentage of the Letter of Credit Exposure, and (ii) as to all Lenders, not to exceed the Maximum Revolving Credit Amount less the Letter of Credit Exposure. The outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Revolving Credit Termination Date. On the Closing Date, the Borrowers shall execute and deliver to each Lender who so requests a Revolving Credit Note to evidence the Revolving Credit Advances from time to time made by such Lender to the Borrowers hereunder.

(b)        Subject to the foregoing limitations and the provisions of Section 4.2, the Borrowers shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances and to request further Revolving Credit Advances, all in accordance with Section 2.2, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Revolving Credit Advances for so long as there exists any Default or any other condition which would constitute a Default upon the making of such a Revolving Credit Advance.

        Section 2.2.          Making of Revolving Credit Advances.

(a)        Each Revolving Credit Advance shall be made on notice given by Gerber to the Agent not later than 3:00 p.m., Boston time on the date one (1) Business Day prior to the date of the proposed Borrowing (a "Notice of Revolving Credit Borrowing"); provided, however that if Gerber elects a LIBOR Rate Pricing Option or an Alternative Currency Loan with respect to any Revolving Credit Advance in accordance with Section 2.4 hereof, such Notice of

Revolving Credit Borrowing shall so specify and be given by Gerber contemporaneously with a Pricing Notice (in the case of a LIBOR Rate Pricing Option) and in the manner and within the time specified in Section 2.4. The Agent shall give the Lenders notice of each Notice of Revolving Credit Borrowing in accordance with the Agent's customary practice. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by Gerber in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Revolving Credit Advance, and (ii) the amount of such Revolving Credit Advance (which must be a minimum of $3,000,000 and in increments of $1,000,000). The Borrowers agree to indemnify and hold the Lenders harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request, absent its gross negligence or willful misconduct.

(b)        Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 12:00 p.m., Boston time on the date of each proposed Revolving Credit Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Revolving Credit Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to an account designated by Gerber on the date of the proposed Revolving Credit Advance.

(c)        Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Revolving Credit Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Credit Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Agent forthwith on demand, and the Borrowers agree to repay to the Agent on demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Revolving Credit Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrowers' payment.

(d)       The failure of any Lender to make the Revolving Credit Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender.

        Section 2.3.          Interest on Base Rate Loans.  The Borrowers shall pay interest on the unpaid balance of the Revolving Credit Advances that are outstanding as Base Rate Loans from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest on Base Rate Loans shall be payable quarterly in arrears on the first Business Day of April, July, October and January, commencing April 1, 2008 and continuing until such Base Rate Loans shall have been paid in full.

        Section 2.4.          Election of LIBOR Pricing Options; Alternative Currencies.

(a)                Subject to all the terms and conditions hereof and so long as there exists no Default, the Borrowers may, by delivering a Pricing Notice to the Agent received at or before 3:00 p.m., Boston time on the date three (3) Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding (or newly requested) Revolving Credit Advances, as Gerber may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; provided, however, that any such election made with respect to the Revolving Credit Advances shall be in an amount not less than $3,000,000 and in increments of $1,000,000; and provided further that no such election will be made if it would result in there being more than ten (10) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof and when such Loan is due (whether at maturity, by reason of acceleration or otherwise); provided, however, in the event of an Interest Period longer than three (3) months, Interest shall be paid on the date three (3) months following the beginning of such Interest Period and then at the end of each three (3) month interval thereafter. Upon the expiration of an Interest Period with respect to a LIBOR Rate Loan, such LIBOR Rate Loan shall automatically be continued as a LIBOR Rate Loan having an Interest Period equal to one (1) month, subject to the Borrowers' option to request a new LIBOR Rate Loan having an Interest Period longer than one (1) month or a Base Rate Loan and provided that if such Loan could not be continued as a LIBOR Rate Loan under the terms of this Agreement, such Loan shall automatically convert into a Base Rate Loan.

(b)               Each Pricing Notice shall be substantially in the form of Exhibit D attached hereto (the "Pricing Notice") and shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Revolving Credit Advances subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Pricing Notice shall be irrevocable.

(c)                The Agent will promptly inform each Lender of a Pricing Notice and the Interest Period specified by the Borrowers therein. Upon determination by the Agent of the Applicable LIBOR Rate for any Interest Period selected by the Borrowers, the Agent will promptly inform the Borrowers and each Lender of such Applicable LIBOR Rate so determined or, if applicable, the reason why the Borrowers' election will not become effective.

(d)               Subject to all the terms and conditions hereof and so long as there exists no Default, by delivering a Notice of Revolving Credit Borrowing to the Agent on or before 12:00 p.m., Boston time, on a Business Day, the Borrowers may from time to time irrevocably request, on not less than three (3) Business Days' notice (and subject to Section 2.4(a)), that an

Alternative Currency Loan be made in an amount not less than the Alternative Currency Equivalent of $5,000,000 and in increments of $1,000,000. Such Alternative Currency Loan shall be a LIBOR Rate Loan. All Alternative Currency Loans shall be repayable in the Alternative Currency in which the applicable Alternative Currency Loan is denominated. The Revolving Credit Lenders shall not be required to make an Alternative Currency Loan, unless the Agent shall have received from the Borrowers a request for such Alternative Currency Loan, in a Notice of Revolving Credit Borrowing.

(e)                The aggregate principal amount of all Revolving Credit Advances that are Alternative Currency Loans shall not exceed the Alternative Currency Sublimit. If the U.S. Dollar Equivalent of the aggregate outstanding principal amount of all Alternative Currency Loans at any time exceeds an amount equal to 105% of the Alternative Currency Sublimit then, within five (5) Business Days after receipt of notice from the Agent thereof, the Borrowers shall prepay Alternative Currency Loans in an aggregate amount, rounded up to the nearest U.S.Dollar Equivalent of $500,000 (notwithstanding the limitations on the amount of prepayments under Section 4.2), sufficient to reduce such U.S. Dollar Equivalent of the aggregate outstanding principal amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

        Section 2.5.          Additional Payments.  Upon any Default under Section 10.1(a) or (f) (whether or not any of the Lender Obligations have been accelerated), or after maturity or after judgment has been rendered on the Notes, the unpaid principal of all Revolving Credit Advances shall, at the option of the Agent, bear interest at a rate per annum equal to the rate otherwise applicable thereto, plus 2%.

        Section 2.6.          Letters of Credit.

(a)                From time to time upon request by either Borrower and upon the execution of letter of credit documentation reasonably satisfactory to Agent and the Issuing Bank, the Issuing Bank within the limits of the Maximum Revolving Credit Amount, shall issue commercial or standby letters of credit denominated in U.S. Dollars or an Alternative Currency from time to time by the Issuing Bank for the account of the applicant-Borrower (collectively, "Letters of Credit"), provided that the Maximum Drawing Amount of outstanding Letters of Credit hereunder shall at no time exceed the Letter of Credit Sublimit. The Letters of Credit shall be on other terms mutually and reasonably acceptable to the Issuing Bank and such Borrower provided in no event shall the terms of such documents (i) conflict with, be contrary to, or supersede the terms of this Agreement, (ii) provide for fees, costs or expenses other than those specified or contemplated herein, or (iii) provide for greater liability or security than exists with respect to the Revolving Credit Advances, and no Letter of Credit shall have an expiration date later than five (5) Business Days prior to the Revolving Credit Termination Date unless prior to such date, the applicant-Borrower has provided the Issuing Bank with cash collateral at least equal to the Issuing Bank's obligation under such Letter of Credit. The Borrowers shall, jointly and severally, reimburse the Issuing Bank in an amount equal to any amount paid by the Issuing Bank under a Letter of Credit on the date of such payment, and if the Borrowers fail to do so, a Revolving Credit Advance, in such amount shall be deemed made to the Borrower, without request therefor, immediately upon any payment by the Issuing Bank on such Letter of Credit in accordance with the terms thereof. In connection with the issuance of any Letter of Credit, the

Borrowers shall pay to the Agent, for the account of the Issuing Bank and the Revolving Credit Lenders, in advance on the date of issuance, a fee (each, a "Letter of Credit Fee") equal to the then LIBOR Rate Margin multiplied by the face amount of the undrawn Letters of Credit. The Borrowers shall also pay to Issuing Bank, for its own account, (a) with respect to any Letter of Credit, on the date of issuance thereof, a fronting fee equal to 1/8th of 1% per annum of the stated amount of such Letter of Credit, and (b) transaction fees at the customary rates charged by the Issuing Bank and all other normal and customary fees charged by the Issuing Bank in connection with the issuance and administration of each Letter of Credit as notified to the Borrowers from time to time. The Borrower hereby authorizes and directs the Agent, in the Agent's sole discretion (provided, however, the Agent shall have no obligation to do so) to pay all such fees and costs as the same become due and payable and to treat the same as a Revolving Credit Advance to the Borrowers, which shall be added to Borrowers' loan balance pursuant to this Agreement; provided, further, that unless an Event of Default then exists and is continuing, the Agent shall promptly furnish the applicable Borrower notice of any such charge. The Maximum Revolving Credit Amount shall be reduced by the Letter of Credit Exposure outstanding at any time.

(b)              (A) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Agent or the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Maximum Revolving Credit Amount under this Agreement, it is hereby agreed that with respect to all outstanding Letters of Credit, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender, and (B) on the Closing Date, and without any further action on the part of the Agent or the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in the Existing Letters of Credit, each drawing thereunder and the obligations of the Borrowers thereunder and hereunder with respect thereto. Upon any change in the Maximum Revolving Credit Amount under this Agreement, it is hereby agreed that with respect to the Existing Letters of Credit, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with the Existing Letters of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

(c)                In the event that the Issuing Bank makes any disbursement pursuant to any Letter of Credit in accordance with the terms thereof and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Agreement, the Issuing Bank shall promptly notify the Agent of such failure, and the Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay in U.S. Dollars and in same day funds to the Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment. Such Lender agrees to pay to the Agent forthwith on demand such amount, together with interest thereon, for each day from the date of such unreimbursed payment until the date such amount is paid to the Agent for the account of the Issuing Bank at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions, or the occurrence of the Revolving Credit Termination Date. The failure of any Lender to make available to the Agent its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Agent its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to the Agent in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

        Section 2.7.          Swingline Credit. Subject to all the terms and conditions hereof, and so long as no Default exists, on such Business Days prior to the Revolving Credit Termination Date as Gerber may from time to time request (each a "Swingline Loan Closing Date") by telephone notice (the "Swingline Loan Notice") to the Swingline Lender and to the Agent, if other than the Swingline Lender, given not later than 3:00 p.m., Boston time, on the Swingline Loan Closing Date, which telephone notice shall be promptly confirmed in writing, the Swingline Lender will lend to the Borrowers such amount, which shall not be less than $500,000 and shall be in an integral multiple of $100,000, as Gerber shall have so requested, by causing the Agent to debit the amount of such loan to the Swingline Loan Account and to credit the amount thereof to the general account of Gerber with the Agent; provided, however, that in no event shall the aggregate principal amount of all loans at any one time outstanding under this Section 2.7 exceed $10,000,000 (the "Swingline Commitment"); and provided, further, that in no event shall the combined aggregate principal amount of the Revolving Credit Advances, Swingline Loans and the Letter of Credit Exposure exceed the Maximum Revolving Credit Amount. In connection with each request for a loan under this Section 2.7, if requested by Agent, Gerber shall furnish to the Agent by telecopy no later than 2:00 p.m., Boston time, on the applicable Swingline Loan Closing Date (with a duplicate furnished promptly by mail) a certificate dated such Swingline Loan Closing Date and signed by Gerber, attesting to satisfaction of the conditions contained in Section 3.2 hereof. The Borrowers may use the proceeds of Revolving Credit Advances from time to time to repay any outstanding Swingline Loans. The Borrowers shall repay all outstanding Swingline Loans on the Revolving Credit Termination Date. On the Closing Date, the Borrowers shall deliver to the Swingline Lender a Swingline Note to evidence the Swingline Loans from time to time made by the Swingline Lender to the Borrowers hereunder. The Agent shall establish on its books a loan account for the Borrowers (the "Swingline Loan Account"), which shall reflect the loans made by the Swingline Lender pursuant to this Section 2.7 and which shall be administered by the Agent as follows: (a) the Agent shall debit to the Swingline Loan Account, and the Swingline Loan Account shall evidence, the principal amount of loans from time to time made by the Swingline Lender to the Borrowers pursuant to this Section 2.7, and (b) the Agent shall credit the Swingline Loan Account with all payments made on account of the principal amount of Indebtedness evidenced thereby. The principal amount of Indebtedness from time to time evidenced by the Swingline Loan Account is referred to as the "Swingline Loan."

        Section 2.8.          Interest on Swingline Loans. The Borrowers shall pay interest on the unpaid balance of the Swingline Loans from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest on the Swingline Loans shall be payable quarterly in arrears in the same manner as Revolving Credit Advances and continuing until all of the Swingline Loans of the Borrowers to the Swingline Lender hereunder shall have been paid in full.

        Section 2.9.          Refunded Swingline Loans; Swingline Loan Participations.

(a)                The Swingline Lender, on a weekly basis, or at any shorter or longer time as selected by the Swingline Lender and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swingline Lender to act on its behalf) on one (1) Business Day's notice given by the Swingline Lender no later than 12:00 noon, Boston time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Advance in an amount equal to such Lender's Commitment Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Credit Advance available to the Agent at its office set forth in Section 15.1 in immediately available funds, not later than 10:00 a.m., Boston time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Credit Advances shall be immediately applied by the Swingline Lender to repay the Refunded Swingline Loans. Effective on the date such Revolving Credit Advances are made, the portion of the Swingline Loans so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Credit Advances and owed to the Lenders in accordance with their respective Commitment Percentages. The Borrowers irrevocably authorize the Swingline Lender to charge the Borrowers' accounts with the Agent (up to the amount available in each such account) to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans (the "Refunded Swingline Loan Deficit"), and if there are insufficient funds in such accounts to pay the amount of such Refunded Swingline Loan Deficit, the Borrowers shall, within two (2) Business Days after notice thereof, pay the Refunded Swingline Loan Deficit and all accrued interest thereon to the Swingline Lender.

(b)               The making of any Swingline Loan hereunder shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 3.1, in the case of any Swingline Loan to be made on the date of the first Revolving Credit Advance, and Section 3.2, in the case of all other Swingline Loans. The Swingline Lender shall notify the Borrowers of its election not to make Swingline Loans hereunder as a result of the failure to satisfy such conditions precedent, unless an Event of Default of the type specified in Section 10.1(f) shall have occurred and be continuing.

(c)                If prior to the time a Revolving Credit Advance would have otherwise been made pursuant to Section 2.9(a) one of the events described in Section 10.1(f) shall have occurred and be continuing, each Lender shall, on the date such Revolving Credit Advance was to have been made pursuant to the notice referred to in Section 2.9(a) (the "Refunding Date"), purchase an undivided participating interest in an amount equal to (i) its Commitment Percentage multiplied by (ii) the aggregate principal amount of Swingline Loans then outstanding which were to have been repaid with such Revolving Credit Advance (the "Swingline Participation Amount"). On the Refunding Date, each Lender shall transfer to the Swingline Lender, in immediately available funds, such Lender's Swingline Participation Amount and upon receipt thereof the Swingline Lender shall deliver to such Lender a certificate for such Swingline Loan participation dated the date of the Swingline Lender's receipt of such funds and in such Swingline Participation Amount.

(d)               Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)                Each Lender's obligation to make the Loans referred to in Section 2.9(a) and to purchase participating interest pursuant to Section 2.9(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 3; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Lender; or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

        Section 2.10.      Computation of Interest, Etc.  All computations of interest hereunder and under the Revolving Credit Advances with respect to Loans bearing interest at a fluctuating rate determined by reference to the Prime Rate shall be made on the basis of a three hundred sixty five (365) day year and the actual number of days elapsed. All computations of interest hereunder and under the Revolving Credit Advances with respect to Loans bearing interest at a fluctuating rate determined by reference to the LIBOR Rate or the Federal Funds Effective Rate shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Changes in the rate of interest on the Revolving Credit Advances resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind. The outstanding balance of the Revolving Credit Notes or Swingline Note as reflected on the Agent's or Swingline Lender's, respectively, records from time to time shall be considered correct and binding on the Borrowers and the Lenders (absent manifest or mathematical error) unless within thirty (30) days after receipt of any notice by the Agent or any Lender of such outstanding amount, the Borrowers or a Lender notifies the Agent to the contrary. The Agent shall provide statements of the outstanding balance of the Revolving Credit Notes and Swingline Notes regularly and upon request by Borrowers and such statements shall be considered correct and binding on the Borrowers (absent manifest or mathematical error)

unless the Borrowers notify the Agent that such statements are in error within 30 days thereafter.

        Section 2.11.      Fees.

(a)                The Borrowers shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Revolving Commitment Fee") computed at a rate set forth on the Pricing Schedule per annum (based upon a three hundred sixty (360) day year and the actual number of days elapsed) on the average daily unused amount of the Maximum Revolving Credit Amount from time to time in effect from the date hereof to and including the Revolving Credit Termination Date. The Revolving Commitment Fee shall be payable quarterly in arrears on the first day of each April, July, October and January, commencing April 1, 2008, for the quarter ended March 31, 2008.

(b)               The Borrowers shall pay to the Agent, for the Agent's own account, such closing, syndication and agency fees as are provided in a letter agreement dated December 3, 2007 between Gerber and the Agent (as such letter agreement may from time to time be amended or supplemented, the "Fee Letter").

        Section 2.12.      Set‑Off.  Each Loan Party hereby grants the Agent and each Lender, a continuing lien, security interest and right of setoff as security for all Lender Obligations (other than Unasserted Lender Obligations), whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or any Lender or any entity under the control of or common control with such Agent or Lender and their successors and assigns or in transit to any of them, provided such rights may be exercised only while an Event of Default has occurred and is continuing. At any time upon the occurrence and during the continuance of an Event of Default, without demand or notice except as required hereby in connection with an Event of Default (any such other notice being expressly waived by each Loan Party), the Agent and each Lender may setoff the same or any part thereof and apply the same to any liability or obligation of any Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Lender Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LENDER OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the rights specified in this Section 2.12 shall not apply to Excluded Collateral (as defined in the Security Agreement).

        Section 2.13.      Sharing of Payments.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Base Rate. The Borrowers agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.

        Section 2.14.      Reduction of Commitment by the Borrowers.  The Borrowers at their option may, at any time and from time to time, irrevocably reduce in part (in a minimum amount of at least $5,000,000 and in increments of $1,000,000) or terminate in whole the unused portion of the Maximum Revolving Credit Amount on not less than five (5) Business Days' prior written notice to the Agent. No such reduction or termination, may be reinstated by the Borrowers.

        Section 2.15.      Increased Costs, Etc.

(a)                Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any Tax with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) change the basis of taxation of payments to such Lender of the principal of or the interest on the Revolving Credit Advances or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein (except any reserve requirement reflected in the LIBOR Lending Rate), or (iv) impose on such Lender any other condition or requirement with respect to this Agreement or any Revolving Credit Advance, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Revolving Credit Advances or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any Taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable and non-discriminatory method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

(b)               Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have reasonably determined in good faith that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of, the Revolving Credit Advances hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender would have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any material amount, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers. The Borrowers and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction. If the Borrowers and such Lender are unable to agree to such adjustment within thirty (30) days of the day on which the Borrowers receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate such Lender for such reduction, such Lender's determination of such amount to be conclusive and binding upon the Borrowers, absent manifest or mathematical error. In determining such amount, such Lender may use any reasonable and non-discriminatory methods of averaging, allocating or attributing such reduction among its customers.

        Section 2.16.      Changed Circumstances. In the event that:

(a)                on any date on which the Applicable LIBOR Rate would otherwise be set the Agent shall have determined in good faith (which good faith determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as applicable; or

(b)               at any time the Agent shall have determined in good faith (which good faith determination shall be final and conclusive) that

(i)             the implementation of LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

(ii)           the LIBOR Rate shall no longer represent the effective cost to the Lenders of obtaining the relevant currency in the London interbank market, as applicable for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrowers thereof. Until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrowers of a LIBOR Pricing Option shall be suspended. If at the time the Agent so notifies the Borrowers, the Borrowers have previously given the Agent a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to all LIBOR Rate Loans shall be terminated and the Borrowers shall pay all interest due on such LIBOR Rate Loans and any amounts required to be paid pursuant to Section 4.3 (except in the case of the termination of LIBOR Loans pursuant to Section 2.16(b)(ii) in which case such LIBOR Loans shall continue until the end of the applicable Interest Period).

        Section 2.17.      Use of Proceeds. The proceeds of all Revolving Credit Advances shall be used by the Borrowers to refinance the outstanding amounts under the Existing Credit Agreement, for working capital and general corporate purposes and to finance Permitted Acquisitions. No portion of the proceeds of the Revolving Credit Advances shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

        Section 2.18.      Incremental Commitments.

(a)                The Borrowers may, by written notice to the Agent on up to two (2) occasions, request incremental increases in the Maximum Revolving Credit Amount in an amount not to exceed the aggregate amount of $25,000,000 from one or more additional Lenders (which may include any existing Lender) willing to provide such incremental Revolving Commitments, in their sole discretion; provided, that each additional Lender shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the increase in the Maximum Revolving Credit Amount being requested, which shall be not less than $10,000,000, and (ii) the date on which such incremental increase in the Maximum Revolving Credit Amount is to become effective (the "Increased Amount Date"). The Borrowers shall be responsible for all reasonable, out of pocket, fees and expenses in connection with such increase, and, to the extent agreed in writing by the Borrowers pursuant to Section 2.18(b), syndication expenses and fees paid to Lenders providing the additional Revolving Commitments.

(b)               The Borrowers and each new Lender shall execute and deliver to the Agent such documentation as the Agent shall reasonably specify to evidence the commitment of such new increase in the Maximum Revolving Credit Amount. Each such documentation shall specify the terms of the applicable incremental Revolving Commitments; provided, that from and after the effectiveness of each amendment or other documentation, the associated incremental Revolving Commitments shall thereafter be Revolving Commitments with the same terms as the Revolving Commitments (including as to pricing and maturity). Each of the parties hereto hereby agrees that, upon the effectiveness of any such documentation, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the incremental Revolving Commitments evidenced thereby (including adjusting the Commitment Percentages), and new Revolving Credit Notes shall be issued and the Borrowers shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Maximum Revolving Credit Amount, in each case without the consent of the Lenders other than those Lenders with incremental Revolving Commitments. The fees payable by the Borrowers upon any such incremental Revolving Commitments shall be agreed upon by the Agent, the Lenders with incremental Revolving Commitments and the Borrowers at the time of such increase. Notwithstanding the forgoing, nothing in this Section 2.18 shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment Percentage hereunder.

(c)                Notwithstanding the foregoing, no incremental Revolving Commitment shall become effective under this Section 2.18 unless (i) on the date of such effectiveness, the conditions set forth in Section 3.2 shall be satisfied and the Agent shall have received a certificate to that effect dated such date and executed by a duly authorized officer of the Borrowers, (ii) the Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant amendment or other documentation and, to the extent required by the Agent, consistent with those delivered on the Closing Date under Section 3.1 and such additional customary documents and filings as the Agent may reasonably require, and (iii) the Borrowers shall be in pro forma compliance with the covenants set forth in Section 7 after giving effect to such incremental Revolving Commitments, the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

(d)               Each of the parties hereto hereby agrees that the Agent may take any and all action as may be reasonably necessary to ensure that all Revolving Credit Advances in respect of incremental Revolving Commitments, when originally made, are included in such aggregate Revolving Credit Advance of outstanding Revolving Credit Advances on a pro rata basis. The Borrowers agree that Section 2.18 shall apply to any conversion of any Loan bearing interest at the Applicable LIBOR Rate to a Loan bearing interest at the Applicable Base Rate reasonably required by the Lenders to effect the foregoing.

        Section 2.19.      Replacement of Lenders. If (a) any Borrower is required to pay any additional amount to any Lender (other than the Agent) pursuant to Section 2.15 or 4.7, (b) any Lender (other than the Agent) defaults in its obligation to fund Loans hereunder, or if any Lender (other than the Agent) is unable to make LIBOR Rate Loans pursuant to Section 2.16 or (c) if a Lender fails to consent to a proposed amendment, modification or waiver of this Agreement that, pursuant to Article 11, requires consent of all Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender (other than the Agent) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.2), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Borrowers shall have received the prior written consent of the Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.15 or 4.7, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, within 5 days after the receipt from Borrowers of a notice of its intent to assign, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

        Section 3.1.          Conditions to First Revolving Credit Advance; Swingline Loan. The Lenders' or Swingline Lender's, as applicable, obligations to make the first Revolving Credit Advance or Swingline Loan, as the case may be, shall be subject to compliance by the Borrowers with their agreements contained in this Agreement, and to the following conditions:

(a)                Evidence of repayment of all obligations under the Existing Credit Agreement and the termination of all commitments thereunder in connection with the first Revolving Credit Advances hereunder.

(b)               The Revolving Credit Notes duly executed by the Borrowers.

(c)                The Swingline Note duly executed by the Borrowers.

(d)               The Security Documents duly executed by the applicable Loan Parties.

(e)                A true and correct copy of any and all leases pursuant to which any Borrower is leasing any real property if the value of Collateral located thereon exceeds $1,000,000, and if the location thereof is in the United States or Canada, a landlord waiver with respect to such real property.

(f)                A true and correct copy of any and all written warehouse or storage agreements pursuant to which Collateral having a value in excess of $1,000,000 is held in the possession of any bailee or warehouseman, together with a warehouseman's consent and waiver with respect to such Collateral (other than with respect to demonstration Inventory (as defined in the Security Agreement) held by third parties, including without limitation, at trade shows).

(g)               Current searches of appropriate filing offices showing that (i) no state or federal tax Liens have been filed and remain in effect against any Loan Party, (ii) no financing statements have been filed and remain in effect against any domestic Loan Party, except those financing statements relating to Liens set forth on Schedule 5.16 hereto, the Liens of the secured lenders to be paid with the proceeds of the initial loan and those financing statements filed by the Agent, and (iii) the Agent has duly filed all financing statements necessary to perfect the security interests granted hereunder, to the extent the security interests are capable of being perfected by filing.

(h)               Certificates of the insurance required hereunder and under the Security Documents, with all hazard insurance containing a lender's loss payable endorsement in favor of the Agent.

(i)                 Copies of the resolutions of the Board of Directors or equivalent body of each Loan Party authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Swingline Note and the other Loan Documents to which such Borrower is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each Loan Party (which certificate shall state that such resolutions are in full force and effect).

(j)                 A certificate of the Borrowers signed by their Chief Financial Officer or Vice President of Finance certifying that no Material Adverse Effect has occurred since April 30, 2007.

(k)               A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each Loan Party certifying the name and signatures of the officers of such Loan Party authorized to sign this Agreement, the Revolving Credit Notes, the Swingline Note, the other Loan Documents to which such Loan Party is a party and the other documents to be delivered by such Loan Party hereunder.

(l)                 Certificates of legal existence and corporate good standing for the Loan Parties of recent date issued by the appropriate Canadian, Connecticut, Delaware, Massachusetts and United Kingdom governmental authorities.

(m)             The opinions of (i) Cummings & Lockwood LLC, United States counsel to the Loan Parties and (ii) Goodmans, LLP Canadian counsel to the Guarantors, each dated the date of execution of this Agreement.

(n)               The opinions of (i) Goodmans LLP, Canadian counsel to the Guarantors, (ii) local provincial counsel to the Agent and (iii) Hammonds, UK counsel to the Agent.

(o)               A certificate of a duly authorized officer of the Borrowers, dated the date of the first Revolving Credit Advances, to the effect that all conditions precedent on the part of the Borrowers to the execution and delivery hereof and the making of the first Revolving Credit Advances have been satisfied.

(p)               A Compliance Certificate dated the date of the first Revolving Credit Advances, demonstrating pro forma compliance with the financial covenants set forth in Article 7 hereof.

(q)               Each Lender shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of Gerber and its Subsidiaries and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to such Lender, and there shall be no material misstatements or omissions from any materials previously furnished to such Lender for its review;

(r)                 There shall not be pending any litigation or other proceeding against any Loan Party, the result of which would reasonably be expected to have a Material Adverse Effect;

(s)                There shall not have occurred any default of any material agreement, including, without limitation, any agreement evidencing subordinated indebtedness of any Loan Party which would reasonably be expected to have a Material Adverse Effect, and the consummation of the transactions contemplated hereby shall not (i) violate any law to which any Loan Party is bound or any Loan Party's organizational documents or (ii) conflict with, or result in a default or event of default under, any material agreement.

(t)               A pledge of 65% of the outstanding equity interests of Gerber Australia, Gerber Belgium and Gerber Technology, together with opinions of counsel with respect to the perfection and enforcement of such pledge.

(u) Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.

The request for funding of the Loans and issuance of Letters of Credit constituting the initial Borrowing hereunder and acceptance thereof by the Borrowers shall be deemed a representation by the Borrowers that the conditions contained in Section 3.1 have been satisfied. For purposes of determining compliance with this Section 3.1, the Agent and each Lender that has signed this Agreement on the Closing Date shall be deemed to have consented to, approved, accepted or to be satisfied with, each document or other matter required under this Section 3.1 to be consented to, approved by, or acceptable or satisfactory to the Agent or such Lender.

        Section 3.2.          Conditions to All Revolving Credit Advances; Swingline Loans; Letters of Credit. The obligations of the parties hereto to make any Revolving Credit Advances, Swingline Loan or issue Letters of Credit pursuant to this Agreement shall be subject to compliance by the Borrowers with their agreements contained in this Agreement and each other Loan Document, and to the satisfaction, at or before the making of each Revolving Credit Advance or Swingline Loan or issuance of a Letter of Credit, of all of the following conditions precedent:

(a)                The representations and warranties herein and those made by any of the Loan Parties in any other Loan Document shall be correct as of the date on which any Revolving Credit Advance or Swingline Loan is made or any Letter of Credit is issued, with the same effect as if made at and as of such time, except (i) as to changes resulting from transactions permitted hereunder, (ii) that the references in Article 5 to the 2007 Financial Statements (except in Section 5.12) shall be deemed to refer to the most recent annual audited consolidated financial statements of Gerber and its Subsidiaries furnished to the Agent, and (iii) in each case where the applicable representation or warranty speaks as of a specific date, such representation or warranty shall be correct as of such date.

(b)               On the date of any Revolving Credit Advance or Swingline Loan made or Letter of Credit issued hereunder, there shall exist no Default.

(c)                The making of the requested Revolving Credit Advance or Swingline Loan or issuance of the requested Letter of Credit shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Borrowers, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advance, Swingline Loan or Letter of Credit shall have been obtained.

The request by the Borrowers for the making, continuation or conversion of each Revolving Credit Advance or Swingline Loan or issuance of any Letter of Credit as provided above, and the acceptance by the Borrowers of each such Revolving Credit Advance or Swingline Loan or issuance of any Letter of Credit and of each such continuation or conversion of such Loan, shall be deemed a representation and warranty by the Borrowers that the conditions specified above in this Section 3.2 have been satisfied.

ARTICLE 4. PAYMENT AND REPAYMENT

        Section 4.1.          Mandatory Prepayment. If at any time the aggregate outstanding principal balance of all Revolving Credit Advances or Swingline Loans made hereunder and Letter of Credit Exposure exceeds the Maximum Revolving Credit Amount, the Borrowers shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

        Section 4.2.          Voluntary Prepayments.

(a)                The Borrowers may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Revolving Credit Advances in a minimum amount equal to $3,000,000 and then in integral amounts of $1,000,000 which are Base Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

(b)               The Borrowers may make prepayments to the Agent for the ratable accounts of the Lenders of any Revolving Credit Advances in a minimum amount equal to $3,000,000 and then in integral amounts of $1,000,000 which are LIBOR Rate Loans on any Business Day in accordance with and subject to the premiums and penalties set forth in Section 4.6.

(c)                The Borrowers may make prepayments to the Agent for the account of the Swingline Lender of any outstanding principal amount of a Swingline Loan in a minimum amount equal to $500,000 and then in integral amounts of $100,000 in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

(d)               In the event the Borrowers elect to repay all Loans and terminate in whole the unused portion of the Maximum Revolving Credit Amount in accordance with Section 2.14, the Borrowers may prepay Loans in amounts other than as required under paragraphs (a), (b) and (c) above, subject to the premiums and penalties set forth in Section 4.6.

        Section 4.3.          Payment and Interest Cutoff. Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent, (a) in the case of prepayment of Base Rate Loans, not later than 12:00 noon, Boston time, on the date of payment, and (b) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 3:00 p.m, Boston time, three (3) Business Days prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Revolving Credit Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Loans so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

        Section 4.4.          Payment or Other Actions on Non‑Business Days. If any payment to be made hereunder or under any other Loan Document becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

        Section 4.5.          Method, Timing and Application of Payments.

(a)                All payments required to be made pursuant to the provisions of this Agreement and any other Loan Document, and all prepayments pursuant to Section 4.1, may be charged by the Agent against the Borrowers' accounts with the Agent. Each Borrower hereby authorizes the Agent and the Lenders, without notice to such Borrower, to charge against any account of such Borrower with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Loan Documents.

(b)               All payments shall be made by the Borrowers to the Agent at the Agent's address set forth in Section 15.1 hereof or such other place as the Agent may from time to time specify in writing not later than 12:00 noon (Boston time) in lawful currency of the United States of America (except in the case of an Alternative Currency Loan, in which case such payments shall be made in the Alternative Currency in which such Loan is denominated) in immediately available funds without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments (as provided for in Section 4.7). The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

(c)                All payments shall be applied first to the payment of all fees, expenses and other amounts due by the Borrowers to the Agent and the Lenders (excluding principal and interest) under the Loan Documents, then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default payments will be applied to the obligations of the Borrowers to Agent and the Lenders as provided in Section 10.3 or otherwise as the Agent and the Lenders determine in their sole discretion.

        Section 4.6.          Payments Not at End of Interest Period. The Borrowers may prepay a LIBOR Rate Loan only upon at least three (3) Business Days prior written notice to the Agent (which notice shall be irrevocable). The Borrowers shall pay to Agent, for the account of the Lenders, upon request of the Agent, the yield maintenance fee described below, to compensate for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period for such LIBOR Rate Loan; (ii) any failure by the Borrowers to borrow a LIBOR Rate Loan on the date specified by the Borrowers; and (iii) any failure by the Borrowers to pay a LIBOR Rate Loan on the date for payment specified by the Borrowers. The "yield maintenance fee" is an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term of such LIBOR Rate Loan as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being repaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term for such LIBOR Rate Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term for such LIBOR Rate Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Agent, for the account of the Lenders, upon the prepayment of a LIBOR Rate Loan and the Agent shall request such yield maintenance fee from the Borrower upon the request of any Lender. If by reason of an Event of Default, any of the Lender Obligations are declared to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment. If the Borrowers for any reason make any payment of principal with respect to any LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such LIBOR Rate Loan, including without limitation by reason of acceleration, or fails to borrow a LIBOR Rate Loan after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.2(a) or 2.4, the Borrowers shall pay to the Agent, for the ratable account of the Lenders, any amounts required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure to borrow, including without limitation, any loss, including lost profits, costs or expenses incurred by reason of the liquidation, reutilization or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such Revolving Credit Advances. Notwithstanding the foregoing, such compensation shall not exceed an amount equal to (a) the amount of interest which would have accrued on the amount so paid or not borrowed, for the period from the date of such payment or failure to borrow, to the last day of the then current Interest Period for such Revolving Credit Advance (or, in the case of a failure to borrow, to the last day of the Interest Period for the Revolving Credit Advance which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Revolving Credit Advance provided for herein minus (b) the amount of interest (as reasonably determined by the Agent), which would accrue and become payable to the Lenders during such period on the principal repaid or not borrowed if the Lenders, following such repayment or failure to borrow, were to reinvest such principal in U.S. Treasury securities selected by the Agent in an amount equal (as nearly as may be) to the principal so repaid or not borrowed and having a term equal (as near as may be) to such period. The Borrowers shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest or mathematical error.

        Section 4.7.          Taxes.

(a)                Any and all payments by the Borrowers under the Loan Documents shall be made without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any and all Taxes, or other payments, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, (i) by the United States or by any political subdivision thereof or therein and (ii) by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof or therein (all such nonexcluded Taxes, and liabilities being hereinafter referred to as "Indemnified Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender or the Agent (as the case may be), in the case of Indemnified Taxes, the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrowers' obligations to deduct or withhold Taxes is caused solely by such Lender's or the Agent's (as the case may be) failure to provide the forms described in paragraph (f) of this Section 4.7 and such Lender or the Agent (as the case may be) could have legally provided such forms, no such increase shall be required; and in all cases (i) the Borrowers shall make such deductions; and (ii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)               In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as "Other Taxes").

(c)                The Borrowers shall indemnify each Lender and the Agent for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 4.7) paid by such Lender or the Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrowers in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within thirty (30) days from the date the Borrowers receives written demand therefor detailing the calculation of such amounts from the Agent on behalf of itself as Agent or any such Lender. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(d)               The Borrowers will pay prior to delinquency all Taxes payable in respect of any payment. As soon as practicable after any payment of Taxes, the Borrowers will furnish to the Agent for its own account or for the account of the affected Lender, as the case may be, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

(e)                If a Lender or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 4.7, it shall promptly following the date of such receipt pay over the amount of such refund to the Borrowers, net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Borrowers, upon the request of such Lender or the Agent, agrees to repay the amount paid over to the Borrowers (plus penalties, interest or other reasonable charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such taxation authority.

(f)                Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance Agreement (i) two duly completed copies of either United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to eliminate any withholding tax, which have been reasonably requested by the Borrowers. Such forms shall be delivered by each non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrowers under this Agreement on or before the date such Lender becomes a party to this Agreement and from time to time thereafter as reasonably requested by the Borrower. Each non-U.S. Lender hereby represents that, under applicable law and treaties in effect on the date of this Agreement, no U.S. federal taxes will be required to be withheld by the Borrowers with respect to any payments to be made to such non-U.S. Lender in respect of this Agreement and the Notes issued to it. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans or issue Letters of Credit as contemplated hereby, the Loan Parties, jointly and severally, hereby make the following representations and warranties:

        Section 5.1.          Corporate Existence, Charter Documents, Etc. Gerber and each Subsidiary is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By‑Laws of Gerber and each other Loan Party have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

        Section 5.2.          Principal Place of Business; Location of Records. Gerber's and each Subsidiary's principal place of business is located at the address set forth on Schedule 5.2, and Gerber and each Subsidiary has had no other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of Gerber and each Subsidiary are and will be kept at such location.

        Section 5.3.          Qualification. Gerber and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified, except where the failure to be so qualified would not result in a Material Adverse Effect.

        Section 5.4.          Subsidiaries. Gerber has no Subsidiaries except for those listed in Schedule 5.4 and except for foreign Subsidiaries organized after the Closing Date under the laws of jurisdictions other than jurisdictions in the United States, Canada and the United Kingdom. All of the issued and outstanding capital stock of each Subsidiary listed on Schedule 5.4 is owned of record and beneficially as described in Schedule 5.4. The Borrowers shall update and deliver to the Agent a revised Schedule 5.4 (a) upon the formation of each Subsidiary organized under jurisdictions in the United States, Canada or the United Kingdom and (b) annually in connection with delivery of the Compliance Certificate under Section 6.2(a) hereof with respect to all other Subsidiaries formed after the Closing Date.

        Section 5.5.          Corporate Power. The execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Swingline Note and all other Loan Documents and other documents delivered or to be delivered by Gerber or any Subsidiary to the Agent or the

Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

(a)                are within the corporate powers of Gerber and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By‑Laws, by its stockholders;

(b)               do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the charter documents or By‑Laws of Gerber and each Subsidiary or any amendment thereof;

(c)                do not and will not

                    (i)             result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease or instrument to which Gerber or any Subsidiary is a party or by which Gerber, any Subsidiary or any of their respective properties are bound or affected,

                    (ii)           result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by Gerber or any Subsidiary, except as provided in the Loan Documents, or

                    (iii)         result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to Gerber or any Subsidiary, or to any of their respective properties.

        Section 5.6.          Valid and Binding Obligations. This Agreement, the Revolving Credit Notes, Swingline Note and all the other Loan Documents executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of Gerber and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

        Section 5.7.          Other Agreements. Neither Gerber nor any Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which could reasonably be expected to have a Material Adverse Effect, or which restricts the ability of Gerber or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Notes, the Swingline Note or any of the Loan Documents executed in connection herewith and therewith.

        Section 5.8.          Payment of Taxes. Gerber and its Subsidiaries have filed all Tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all Taxes which have or may become due pursuant to said returns or to assessments received. All federal Tax returns of Gerber and its Subsidiaries through their fiscal year ended in 2003 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable statute of limitation, and the results of such audits are fully reflected in the balance sheet contained in the 2007 Financial Statements. Gerber knows of no additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 2007 Financial Statements have not been established. Gerber and its Subsidiaries have made reasonable provision for all current Taxes, and to the best of the Borrowers' knowledge there will not be any additional assessments for amounts exceeding $5,000,000 for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

        Section 5.9.          Financial Statements.

(a)                All balance sheets and financial statements furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby including, without limitation, the 2007 Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of Gerber and its Subsidiaries in all material respects as of the dates and for the periods specified therein and all such information so furnished was true, correct and complete in all material respects for the dates and periods specified therein(except for normal year-end adjustments and for the absence of footnotes with interim statements).

(b)               The projections of the annual operating budgets of Gerber and its Subsidiaries, balance sheets, cash flow statements and annual financial projections furnished to the Agent or any Loan Party and listed on Schedule 5.9 hereto, disclose on and as of the Closing Date all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of each Borrower, on and as of the Closing Date, no facts exist that (individually or in the aggregate) would result in any materially adverse change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers, based on their respective business experience, of the results of operations and other information projected therein.

        Section 5.10.      Other Materials Furnished. No written information, exhibits, memoranda or reports furnished to the Lenders by or on behalf of Gerber or any Subsidiary in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no material fact directly relating to the assets, liabilities, business, operations or condition (financial or other) of any Borrower (including any competitive developments other than facts that relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been set forth in this Agreement, in the schedules attached hereto in Compliance Certificates or otherwise certified in writing to the Agent.

        Section 5.11.      Stock. There are presently issued by Gerber and its Subsidiaries and outstanding the number of shares of capital stock indicated on Schedule 5.11. Gerber and its

Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non‑assessable. Gerber and its Subsidiaries have no other capital stock of any class outstanding.

        Section 5.12.      Changes in Condition. Since the date of the balance sheet contained in the 2007 Financial Statements, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Gerber and its Subsidiaries taken as a whole. Neither Gerber nor any Subsidiary has any contingent liabilities of any material amount which are not referred to in the 2007 Financial Statements except for those incurred in the ordinary course of business or disclosed to the Agent on Schedule 5.12.

        Section 5.13.      Assets, Licenses, Patents, Trademarks, Etc.

(a)                Gerber and its Subsidiaries have good and marketable title to, or valid leasehold interests in, or valid rights to, all of their assets, real and personal, including the assets carried on their books and reflected in the 2007 Financial Statements, subject to no Liens, except for assets sold, abandoned or otherwise disposed of in the ordinary course of business or as otherwise permitted under Section 9.4 of this Agreement. The Collateral is subject to no Liens, except for Permitted Liens.

(b)               Gerber and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 5.13 hereto, subject, after the date hereof, to additions and deletions thereto as are not restricted by the terms of the Loan Documents. Gerber and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except as could not reasonably be anticipated to have a Material Adverse Effect. Except as specified on Schedule 5.13, to the best knowledge of the Borrowers, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Gerber or any of its Subsidiaries, except as could not reasonably be anticipated to have a Material Adverse Effect.

        Section 5.14.      Litigation. There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of the Borrowers, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could result in any material adverse change in the business or assets or in the condition, financial or otherwise, of Gerber and its Subsidiaries taken as a whole, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Gerber or any Subsidiary which has or could reasonably be expected to have a Material Adverse Effect.

        Section 5.15.      Pension Plans. No Pension Plan has an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $500,000 as of the last day of the most recent fiscal year of such Pension Plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such Pension Plan and no material liability under Title IV of ERISA has been, or is expected by Gerber or any Subsidiary to be, incurred with respect to any Pension Plan by Gerber or any Subsidiary or any Pension Affiliate. With respect to each Pension Plan, there has been no (i) Reportable Event, and (ii) event or condition that presents a material risk of a plan termination or any other event that may cause Gerber or any Subsidiary to incur liability or have a lien imposed on its assets under Title IV of ERISA which remains outstanding on the date hereof. No Pension Plan has any "unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA. The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents executed on the date hereof will not involve any non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. There are no Pension Plans other than those described on Schedule 5.15.

        Section 5.16.      Outstanding Indebtedness. The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease Obligations and Guaranties of borrowed money, of Gerber and its Subsidiaries as of the date hereof (other than Indebtedness for borrowed money which does not exceed $5,000,000 in the aggregate), is correctly set forth in Schedule 5.16 hereto, and said Schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred.

        Section 5.17.      Environmental Matters. Except as set forth in Schedule 5.17 and except for matters which are no longer outstanding or have been resolved without continuing liability to Gerber or any Subsidiary:

(a)                None of Gerber or any Subsidiary has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it is or may be liable or held responsible under Environmental Laws; (ii) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (iii) that any hazardous waste, as defined in 42 U.S.C. § 6903(5), any hazardous substances, as defined in 42 U.S.C. § 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. § 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered Gerber or any Subsidiary to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iv) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged violation of Environmental Law, or any actual or alleged Release or threatened Release of Hazardous Substances. For purposes of this Agreement, "Release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

(b)               (i) Gerber and each Subsidiary is in compliance, in all material respects, with all applicable Environmental Laws, including those relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best of the Borrowers' knowledge, no portion of property owned, operated or controlled by Gerber or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best of the Borrowers' knowledge, there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by Gerber or any Subsidiary; (iv) to the best of the Borrowers' knowledge, there have been no Releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by Gerber or any Subsidiary which may have come to be located on the properties of Gerber or any Subsidiary; (v) to the best of the Borrowers' knowledge, there have been no Releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by Gerber or any Subsidiary.

(c)                None of the properties of Gerber or any Subsidiary is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

        Section 5.18.      Governmental Regulations. None of Gerber, any Subsidiary or any Affiliate of any Loan Party is subject to regulation under the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrowers of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

        Section 5.19.      Margin Stock. Neither Gerber nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is Gerber or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

        Section 5.20.      Solvency. Both before and after giving effect to (a) the Loans and Letters of Credit to be made or extended on the Closing Date or such other date as Loans and Letters of Credit requested hereunder are made or extended, (b) the disbursement and application of the proceeds of such Loans and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

        Section 5.21.      Labor Matters. Except as set forth on Schedule 5.21, as of the Closing Date, no Borrower is presently a party to any collective bargaining agreement and there are no strikes, lockouts or slowdowns against any Borrower pending or, to the knowledge of any Borrower, threatened. The hours worked by and payments made to employees of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters except as would not have a Material Adverse Effect. All payments due from any Borrower, or for which any claim may be made against any Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid (or are being paid in the ordinary course) or accrued as a liability on the books of such member, except where the failure thereof would not result in any material liability to a Loan Party. The consummation of the transactions contemplated by the Loan Documents (as hereafter defined) will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is bound.

        Section 5.22.      Advantageous Business Relationships. As of the Closing Date, there exists no actual or, to the knowledge of any Borrower, threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of such Borrower or any of its Subsidiaries or their respective businesses with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of Gerber and its Subsidiaries taken as a whole, or with any material supplier that could reasonably be expected to have a Material Adverse Effect, and to the knowledge of any Borrower, as of the Closing Date, there exists no present condition or state of facts or circumstances that could reasonably be expected to have a Material Adverse Effect or prevent any Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

ARTICLE 6. REPORTS AND INFORMATION

        Section 6.1.          Interim Financial Statements and Reports. As soon as available, and in any event within forty‑five (45) days after the end of each of the first three quarters of each fiscal year of Gerber, the Borrowers shall furnish to the Agent and each Lender: (i) consolidated balance sheets of Gerber and its Subsidiaries as of the end of such quarter and consolidated statements of operations, cash flows and changes in shareholders' equity of Gerber and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and (ii) a Compliance Certificate. In the event that any financial statement or Compliance Certificate delivered pursuant to this Section 6.1 is shown to be inaccurate (and regardless of whether this Agreement is in effect or whether the obligation of the Lenders to make Revolving Credit Advances has been terminated when such inaccuracy is discovered) and such inaccuracy, if corrected, would have led to the application of a higher LIBOR Rate Margin for any period (an "Applicable Period") than the LIBOR Rate Margin applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to the Agent and each Lender a correct Compliance Certificate for such Applicable Period, (ii) the Agent shall determine the LIBOR Rate Margin for such Applicable Period based on the corrected Compliance Certificate and (iii) the Borrowers shall immediately pay to the Agent the accrued additional interest and fees owing as a result of such increased LIBOR Rate Margin for such Applicable Period, which payment shall be promptly applied by the Agent to the Lender Obligations. This Section 6.1 shall not limit the rights of the Agent or the Lenders with respect to Sections 2.4, Section 2.5 or Article 10.

        Section 6.2.          Annual Financial Statements; Budget.

(a)                As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Gerber, the Borrowers shall furnish to the Agent and each Lender: (a)

consolidated balance sheets of Gerber and its Subsidiaries as of the end of such fiscal year and consolidated statements of operations, cash flows and changes in shareholders' equity of Gerber and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Borrowers and reasonably acceptable to the Lenders, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof; and (b) a Compliance Certificate.

(b)               As soon as available, but in any event within sixty (60) days after the beginning of each fiscal year of Gerber, a detailed consolidated budget, in form and substance reasonably satisfactory to the Agent, based on assumptions that the Chief Financial Officer or Vice President of Finance of Gerber certifies that he or she believes in good faith are reasonable (the "Operating Budget"), for Gerber and its Subsidiaries for the such fiscal year and, promptly when available, any significant revisions of such Operating Budget

        Section 6.3.          Notice of Defaults. As soon as possible, and in any event within five (5) days after the occurrence of each Default, the Borrowers shall furnish to the Agent and each Lender the statement of its Chief Executive Officer, Chief Financial Officer or Vice President of Finance setting forth details of such Default and the action which the Borrowers have taken or propose to take with respect thereto.

        Section 6.4.          Notice of Litigation. Promptly after the commencement thereof, the Borrowers shall furnish to the Agent and each Lender written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party which, if adversely determined, would have a Material Adverse Effect.

        Section 6.5.          Communications with Others. The Borrowers shall furnish to the Agent and each Lender copies of all regular, periodic and special reports and all registration statements which Gerber files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange. To the extent that any such regular, periodic or special reports sets forth the information required to be provided to the Agent and the Lenders pursuant to Section 6.4, 6.6, 6.8 or 6.10 hereof, the obligations of the Borrowers to provide such information shall be satisfied by the provision of such regular, periodic or special report.

        Section 6.6.          Reports to other Creditors. Promptly as the same is filed, the Borrowers shall furnish to the Agent and each Lender copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of Gerber or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

        Section 6.7.          Communications with Independent Public Accountants. At any reasonable time and from time to time, the Borrowers shall provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of the Borrowers to discuss the Borrowers' financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of Gerber and its Subsidiaries. The Borrowers shall request that its certified public accountants provide, and shall furnish to the Agent and each Lender copies of, written recommendations concerning the management, finances, financial controls, or operations of Gerber or any Subsidiary within ninety (90) days of the end of each fiscal year, commencing with the fiscal year ending April 30, 2008.

        Section 6.8.          Environmental Reports. The Borrowers shall furnish to the Agent and each Lender to the extent that the same could reasonably be expected to result in liabilities of Gerber and its Subsidiaries exceeding $5,000,000 in the aggregate for all such matters: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of Gerber, threatened enforcement actions affecting Gerber or any Subsidiary by any Governmental Agency related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by Gerber or any Subsidiary from any Governmental Agency and related to Environmental Laws; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting Gerber or any Subsidiary by any third party alleging any harm to human health or the environment, or any violation of, or liability under, any Environmental Laws; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of Gerber or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Agency; and (e) from time to time, on request of the Agent, evidence satisfactory to the Agent of Gerber's and its Subsidiaries' insurance coverage, if any, for any environmental liabilities.

        Section 6.9.          Permitted Acquisitions. Not later than 10 Business Days prior to the consummation of a Permitted Acquisition, Gerber will notify the Agent and the Lenders of such proposed acquisition and, if the Permitted Acquisition requires delivery of a pro forma compliance certificate under clause (ii) of the definition thereof, such notice shall be accompanied by a draft pro forma compliance certificate. Within thirty (30) days following the consummation of any Permitted Acquisition having a total consideration (including reasonably estimated earn-out or contingent obligations) in excess of $20,000,000, Gerber will provide the Agent with copies of all material documents related to such acquisition; provided, however, that unless an Event of Default has occurred and is continuing, the Borrowers shall not be responsible for any legal expenses of the Agent or the Lender for reviewing such documents.

        Section 6.10.      Miscellaneous. The Borrowers shall promptly provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request respecting the business, properties, prospects, condition or operations, financial or otherwise, of Gerber and its Subsidiaries or regarding the compliance of Gerber and its Subsidiaries with the terms of any Loan Document.

ARTICLE 7. FINANCIAL COVENANTS

On and after the date hereof, until all of the Lender Obligations, other than Unasserted Lender Obligations, shall have been paid in full and the Lenders shall have no commitment hereunder, Gerber and its Subsidiaries shall observe the following covenants:

        Section 7.1.          Ratio of Consolidated EBIT to Consolidated Interest Expense. Gerber and its Subsidiaries shall not permit the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense to be less than 3‑to‑1, each determined on a trailing four quarter basis commencing with the four-quarter period ending January 31, 2008.

        Section 7.2.          Ratio of Total Funded Debt to Consolidated EBITDA. Gerber and its Subsidiaries shall not permit the ratio of (a) Total Funded Debt of Gerber and its Subsidiaries as of the end of any four-quarter period to (b) Consolidated EBITDA for the trailing four quarters ending on such date, commencing with the four-quarter period ending January 31, 2008, to be greater than 3‑to‑1.

        Section 7.3.          Consolidated Capital Expenditures. Gerber and its Subsidiaries shall not make or incur any Capital Expenditures, including assets financed under Capitalized Leases, if, after giving effect thereto, the aggregate of all such expenditures made by Gerber and its Subsidiaries would exceed $15,000,000 in any fiscal year, commencing with the fiscal year ending April 30, 2008.

ARTICLE 8. AFFIRMATIVE COVENANTS

On and after the date hereof, until all of the Lender Obligations, other than Unasserted Lender Obligations, shall have been paid in full and the Lenders shall have no commitments hereunder, Gerber covenants that it will, and will cause each of its Subsidiaries to, comply with the following covenants and provisions:

        Section 8.1.          Existence and Business. Gerber and each Loan Party will subject to Section 9.6, preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required (except where the failure to be so foreign qualified would not result in a Material Adverse Effect. Gerber and each Loan Party will (a) preserve and maintain in full force and effect all rights, licenses, patents and franchises, and (b) comply with all valid and applicable statutes, rules and regulations necessary for the conduct of business, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

        Section 8.2.          Taxes and Other Obligations. Gerber and each Subsidiary (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all Taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a Lien upon any of its properties; provided, however, that Gerber and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced, unless such Lien is permitted under Section 9.2(c) hereof. Gerber and each Subsidiary shall cause all applicable Tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

        Section 8.3.          Maintenance of Properties and Leases. Gerber and each Subsidiary shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, except for ordinary wear and tear, casualty and condemnation or dispositions permitted by Section 9.4 of this Agreement. Gerber and each Subsidiary shall replace and improve its properties as necessary for the conduct of its business. Gerber and each Loan Party shall comply with all material leases naming it as lessee.

        Section 8.4.          Insurance. Gerber and each Subsidiary (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent as is customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Agent and the Lenders it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self‑insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Documents relating to insurance shall not be limited by the provisions of this Section 8.4. On request of the Agent from time to time, the Borrowers will render to the Agent and the Lenders a statement in reasonable detail as to all insurance coverage required by this Section 8.4. A description of the material elements of insurance coverages of Gerber and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.

        Section 8.5.          Records, Accounts and Places of Business. Gerber and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. Gerber and each Subsidiary shall maintain adequate and proper reserves. Gerber and each Subsidiary shall promptly notify the Agent of (a) any changes in the places of business of Gerber and its Subsidiaries and (b) any additional places of business which may arise hereafter.

        Section 8.6.          Inspection. At any reasonable time and from time to time, and, so long as no Default has occurred and is continuing upon reasonable prior notice, the Borrowers shall permit the Agent and the Lenders and any of the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Gerber and its Subsidiaries and to discuss the affairs, finances and accounts of Gerber and its Subsidiaries with any of their officers or directors and with Gerber's independent accountants. Notwithstanding anything to the contrary contained herein, in no event shall the Loan Parties be required to pay or reimburse the Agent or the Lenders for any inspection or examination conducted under this Section 8.6 more than one time in any 24 month period, unless an Event of Default has occurred and is continuing.

        Section 8.7.          Maintenance of Accounts. Gerber and its Subsidiaries shall maintain their primary United States based depository, operating, concentration and disbursement accounts with the Agent.

        Section 8.8.          Newly Acquired Subsidiaries. Except for the Subsidiaries set forth on Schedule 8.8 (the "Excluded Subsidiaries"), if any Loan Party shall form or acquire a Subsidiary organized under the laws of any jurisdiction of the United States, Canada or the United Kingdom after the Closing Date, such Loan Party will promptly notify the Agent thereof and (a) such Loan Party will take such action to create and perfect Liens on such Subsidiary's assets to secure the Lender Obligations as the Agent shall reasonably request (to the same extent as other similarly situated Loan Parties), (b) shall cause such Subsidiary to become a Guarantor hereunder and (c) if any shares of capital stock or other ownership interests of such Subsidiary are owned by or on behalf of any Loan Party, such Loan Party will cause such shares or other ownership interests to be pledged within ten (10) Business Days after such subsidiary is formed or acquired. In no event shall compliance with this section waive or be deemed a waiver of or consent to any transaction prohibited by this Agreement.

        Section 8.9.          Environmental. Gerber and its subsidiaries shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws except for failures to comply that would not, in the aggregate, have a Material Adverse Effect.

ARTICLE 9. NEGATIVE COVENANTS

On and after the date hereof, until all of the Lender Obligations, other than Unasserted Lender Obligations, shall have been paid in full and the Lenders shall have no commitments hereunder, Gerber covenants that neither Gerber nor any of its Subsidiaries will:

        Section 9.1.          Restrictions on Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following (which Indebtedness is expressly permitted):

(a)                Indebtedness outstanding at the date of this Agreement as set forth on Schedule 5.16 and refinancings and replacements thereof, provided the principal amount thereof is not increased.

(b)               Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

(c)                Indebtedness in respect of (i) Taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii)

judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which Gerber or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner satisfactory to the Lenders and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

(d)               Indebtedness in an amount not to exceed $5,000,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof.

(e)                Indebtedness to the Lenders under the Loan Documents.

(f)                (i) Indebtedness of any Loan Party to another Loan Party; (ii) short-term Indebtedness (i.e. Indebtedness to be repaid within 90 days) of (A) any of Gerber's Subsidiaries to Gerber or any other Subsidiary or (B) Gerber to any of its Subsidiaries for short-term working capital needs; (iii) Indebtedness of any wholly-owned Subsidiaries of Gerber that are not Loan Parties to Loan Parties in an aggregate amount together with (A) the amount of Indebtedness of any Related Subsidiaries to any Loan Party, (B) the amount of Indebtedness of such wholly-owned Subsidiaries and any Related Subsidiaries under clause (v) of this Section 9.1(f) and (C) the amount of Investments described in Section 9.3(d)(ii) with respect to such Subsidiaries and Related Subsidiaries, in each case made after the Closing Date, not to exceed (x) $10,000,000 at any time outstanding with respect to any one Subsidiary and its Related Subsidiaries (other than Gerber Australia for which such amount shall not exceed $5,000,000) or (y) $40,000,000 with respect to all Subsidiaries; (iv) Indebtedness of any Loan Party to any wholly-owned Subsidiary of Gerber that is not a Loan Party so long as such Indebtedness is subordinated to all Lender Obligations; and (v) Indebtedness of any wholly-owned Subsidiary of Gerber that is not a Loan Party to any other wholly-owned Subsidiary of Gerber that is not a Loan Party.

(g)               Other Indebtedness of the Loan Parties, including without limitation Indebtedness arising as a result of the failure to pay when due or in conformance with customary trade terms, any lease obligations or trade debt and including the net obligations under Interest Rate Protection Agreements which are not Secured Interest Rate Protection Agreements valued at their Swap Termination Value, in an aggregate amount not to exceed $10,000,000, provided that not more than $5,000,000 of such other Indebtedness may be secured by Liens permitted under Section 9.2(h).

        Section 9.2.          Restriction on Liens. Create or incur or suffer to be created or incurred or to exist any Lien, of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired; provided, however, that Gerber or any Subsidiary may create or incur or suffer to be created or incurred or to exist (the following, collectively, "Permitted Liens"):

(a)                Existing liens and security interests described in Schedule 5.16 securing Indebtedness permitted by Section 9.1(a).

(b)               Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by Gerber or a Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

(c)                Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security and similar obligations; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies (i) to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2, (ii) to the extent that the aggregate amount secured by such Liens against assets of Gerber and the other Loan Parties does not exceed $1,000,000 in the aggregate, or (iii) to the extent the aggregate amount secured by such Liens against assets of Subsidiaries of Gerber which are not Loan Parties is permitted under Section 9.2(h) hereof.

(d)               Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or materially impair its use in the business of the owner or lessee.

(e)                Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(g) or securing appeal or other surety bonds related to such judgments.

(f)                Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

(g)               Liens on Excluded Collateral (as such term is defined in the Security Agreement).

(h)               Other Liens securing Indebtedness permitted under Section 9.1 not in excess of $5,000,000.

(i)                 Liens in favor of the Agent for the benefit of the Lenders.

Nothing contained in this Section 9.2 shall permit Gerber to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

        Section 9.3.          Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

(a)                Permitted Investments.

(b)               Existing Investments of Gerber and its Subsidiaries in their Subsidiaries, as described on Schedule 5.4.

(c)                Investments permitted under Section 9.1(f) hereof.

(d)               (i) Capital contributions to Loan Parties; (ii) capital contributions to any wholly-owned Subsidiary of Gerber that is not a Loan Party in an aggregate amount, together with (A) the amount of any capital contributions to any Related Subsidiaries, (B) the amount of capital contributions to such Subsidiary and any Related Subsidiaries made pursuant to clause (iii) of this Section 9.3(d) and (C) outstanding indebtedness incurred by such Subsidiary and any Related Subsidiaries in accordance with Section 9.1(f)(iii) and (v), in each case after the Closing Date, not to exceed (x) $10,000,000 with respect to any one Subsidiary (other than Gerber Australia for which such amount shall not exceed $5,000,000) or (z) $40,000,000 with respect to all Subsidiaries; and (iii) capital contributions made by any wholly-owned Subsidiary of Gerber that is not a Loan Party to any other wholly-owned Subsidiary of Gerber that is not a Loan Party.

(e)                Investments consisting of normal travel and similar advances to employees of Gerber and its Subsidiaries not exceeding $250,000 in the aggregate at any one time outstanding.

(f)                Other Investments as of the date hereof described on Schedule 5.4.

(g)               Permitted Acquisitions subject to the limitations contained in Section 9.3(d).

        Section 9.4.          Dispositions of Assets. Sell, lease or otherwise dispose of any assets except for (i) the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business, and (ii) the sale, lease or other disposition in any fiscal year of property not in excess of $3,500,000 in the aggregate.

        Section 9.5.          Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for (i) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) Guarantees by a Loan Party or Subsidiary thereof of (A) Indebtedness of another Loan Party or Subsidiary thereof permitted by Section 9.1 hereof and (B) other obligations of a Loan Party or a Subsidiary (e.g. obligations for leases of real property) not otherwise prohibited by the Loan Documents.

        Section 9.6.          Mergers, Etc. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except (a) any Subsidiary or any Loan Party may merge into any other Loan Party (provided that the Loan Party is the surviving entity), (b) any Subsidiary that is not a Loan Party may merge into any other Subsidiary, and (c) any Permitted Acquisition may be consummated.

        Section 9.7.          ERISA. Permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by Gerber or any Subsidiary or to which contributions are made by Gerber or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. Gerber will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of Gerber or any Subsidiary in any amount in excess of $500,000 in the aggregate.

        Section 9.8.          Distributions. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except that (a) any Subsidiary may make a Distribution to Gerber or any other Subsidiary, (b) any Loan Party may make payments of principal, interest on or fees with respect to Subordinated Indebtedness to the extent that such payments are permitted by the terms of the documents evidencing such Subordinated Indebtedness, and (c) during each twelve month period (the "Distribution Period") from the first day of the second fiscal quarter of Gerber through the last day of the first fiscal quarter of Gerber in the following fiscal year, Gerber may make Distributions to its shareholders in an aggregate amount not to exceed twenty five percent (25%) of Consolidated Net Income of Gerber and its Subsidiaries for the fiscal year ended on the April 30 prior to the commencement of such Distribution Period so long as no Default exists on the date of any such Distribution both before and after giving effect thereto.

        Section 9.9.          Sale and Leaseback. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

        Section 9.10.      Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that Gerber and its Subsidiaries (a) may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in Gerber's or its Subsidiaries' business and (b) may enter into other transactions with Affiliates on terms that are no less favorable to Gerber or any Subsidiary than those which could be obtained at the time from Persons who are not Affiliates. In addition, Borrowers may (i) make grants, rebates, commissions or other similar payments that are made by book entry, but which are not paid in cash or by transfer of any other assets, from Borrowers to Subsidiaries of Borrowers to ensure that such Subsidiaries remain in compliance with all local laws applicable to such Subsidiaries, including capital requirements, (ii) intercompany loans, conversions of intercompany loans into capital of Subsidiaries and capital contributions to Subsidiaries in compliance with Sections 9.1(f) and 9.3(d), and (iii) enter into other transactions otherwise in the ordinary course of business on a basis generally consistent with historical practices; provided, however, that the aggregate of the transactions permitted by clause (iii) above with respect to Subsidiaries of the Borrowers that have not executed the Pledge Agreement and all of whose stock has not been pledged under the Pledge Agreement shall not exceed $2,000,000 in any one year.

        Section 9.11.      No Impairment of Cross-Streaming, Upstreaming, Downstreaming or Liens. Gerber shall not, and shall not cause or permit any Subsidiary thereof to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation (other than the Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to (a) the payment of dividends or distributions by, between or among Gerber and any of its Subsidiaries or stockholders or (b) the creation of a lien in favor of the Agent, on behalf of itself and the Lenders, as additional collateral for the Lenders Obligations, on the properties or other assets of Gerber or such Subsidiary (except for customary restrictions against liens on assets leased, on assets subject to purchase money financing permitted hereunder and on assets subject to Liens securing Indebtedness permitted under Section 9.2(h)).

        Section 9.12.      Hazardous Substances. Neither Gerber nor any Subsidiary shall cause or suffer to exist any Release of any Hazardous Substances at, to or from any real property owned, leased, subleased or otherwise operated or occupied by Gerber or any Subsidiary that would violate any Environmental Law, form the basis of any liability under Environmental Law, or adversely affect the value or marketability of any real property (whether or not owned, leased, subleased or otherwise occupied by Gerber or any subsidiary), other than such violations, liability, and effects that would not, in the aggregate, have a Material Adverse Effect.

ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

        Section 10.1.      Events of Default. Each of the following events shall be deemed to be Events of Default hereunder:

(a)                The Borrowers shall fail to make any payment in respect of (i) the principal of any of the Loans or reimbursement of any amounts drawn under any Letter of Credit as the same shall become due, whether at the stated payment dates, required prepayment or by acceleration, demand or otherwise, or (ii) interest or commitment fees on or in respect of any of the Lender Obligations or payment of any other Lender Obligations within five (5) days after the same shall become due.

(b)               The Borrowers or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Articles 7 or 9 hereof.

(c)                Any Loan Party shall fail to perform or observe any other term, covenant, condition or provision to be performed or observed by such Loan Party under this Agreement or any other Loan Document, and such failure shall not be rectified or cured within thirty (30) days after the earlier of (i) any Loan Party becoming aware of such failure or (ii) notice from the Agent to the Borrowers of such failure.

(d)               Any representation or warranty of any Loan Party herein or in any other Loan Document or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

(e)                Gerber or any Subsidiary shall fail to make any payment of principal of or interest on Indebtedness for money borrowed by Gerber or any Subsidiary or any Guaranty of money borrowed in either case an outstanding principal amount of not less than $2,000,000 when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

(f)                Gerber or any Subsidiary shall be involved in financial difficulties as evidenced:

                    (i)             by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                    (ii)           by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                    (iii)         by the entry of an order for relief in any involuntary case commenced under said Title 11;

                    (iv)         by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                    (v)           by the entry of an order by a court of competent jurisdiction (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 60 days;

                    (vi)         by the filing of a petition against Gerber or any Subsidiary under said Title 11 which shall not be vacated within 60 days; or

                    (vii)       by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

(g)               There shall have occurred a judgment against Gerber or any Subsidiary in any court (i) for an amount in excess of $2,000,000, and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Agent's satisfaction, insured against in full, or (ii) which shall have a materially adverse effect upon the assets, properties or condition, financial or otherwise, of any Loan Party.

(h)               Any of the following events occur or exist, which would reasonably be expected to subject any Loan Party or Loan Parties, individually or in the aggregate, to liability in excess of $500,000: (A) any non-exempt "prohibited transaction" (within the meaning of ERISA or Section 4975 of the Internal Revenue Code) involving any Pension Plan; (B) any Reportable Event shall occur with respect to any Pension Plan; (C) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (D) any event or circumstance exists which would constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (E) or partial withdrawal under Section 4201 or 4204 of ERISA from a Pension Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or the reorganization, insolvency, or termination of any multiemployer plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject any Loan Party to any Tax, penalty, or other liability to a Pension Plan the PBGC, or otherwise.

(i)                 Any "Event of Default" under any other Loan Document shall have occurred after giving effect to any applicable notice and cure periods.

(j)                 The occurrence of a Change in Control.

        Section 10.2.      Remedies. Upon the occurrence and during the continuance of an Event of Default, in each and every case, the Agent may, and upon the request of the Majority Lenders, shall proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Loan Document or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Loan Document or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrowers declare (a) the obligations of the Lenders to make Revolving Credit Advances to be terminated, whereupon such obligations shall be terminated, (b) the obligations of the Swingline Lender to make Swingline Loans to be terminated, whereupon such obligations shall be terminated, (c) the obligations of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such obligations shall be terminated, and (d) all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to any Loan Party any offsets permitted pursuant to Section 2.12.

        Section 10.3.      Distribution of Proceeds. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence and during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from any Loan Party or otherwise, such monies shall be distributed for application as follows:

(a)                First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Loan Document;

(b)               Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

(c)                Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

(d)               Fourth, to provide cash collateral to the Agent for the account of the Issuing Bank for that portion of the Letter of Credit Exposure comprised of the aggregate undrawn amount of the Letters of Credit;

(e)                Fifth, to any other outstanding Lender Obligations, other than Unasserted Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and to

(f)                Sixth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

        Section 11.1.      Actions by Lenders. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the Majority Lenders; provided, however, that without the written consent of all Lenders, or in the case of Swingline Loans or Letters of Credit the applicable Swingline Lender or Issuing Bank:

(a)                no reduction in or waiver or forgiveness of the principal of, accrued interest in the interest rates on or any fees relating to the Revolving Credit Advances, the Swingline Loans or the Letters of Credit, shall be made;

(b)               no extension or postponement shall be made of the stated time of payment of the scheduled payments of principal of, interest on, or fees payable to the Lenders relating to the Revolving Credit Advances, Swingline Loans or Letters of Credit;

(c)                no increase in the Maximum Revolving Credit Amount except in accordance with Section 2.18 hereof, or extension of the Revolving Credit Termination Date shall be made;

(d)               no release of all or substantially all of the collateral security for, or any guarantor of, the Lender Obligations shall be made;

(e)                no change in the definition of the term "Majority Lenders" shall be made; and

(f)                no change in the provisions of this Section 11.1 shall be made.

Any Lender that fails to perform its obligations under this Agreement (a "Defaulting Lender") shall not have any right to consent to any amendment, approval or waiver hereunder.

        Section 11.2.      Actions by Loan Parties. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against any Loan Party or any other interested party shall constitute a waiver. A breach by any Loan Party of its obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 11.1. The Agent's and the Lenders' waiver of any Loan Party's breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law and except as otherwise expressly specified in the Loan Documents, the Loan Parties hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Notes or Swingline Note, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Loan Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Notes, Swingline Note or any other Lender Obligation or (ii) under any other Loan Document. No course of dealing between any Loan Party and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Loan Document or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and any Loan Party shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.

ARTICLE 12. SUCCESSORS AND ASSIGNS

        Section 12.1.      General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) Gerber may not assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 12.

        Section 12.2.      Assignments.

(a)                Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement and the other Loan Documents; provided that (i), except (A) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents or (B) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Commitment of the assigning Lender and the assignee subject to each such assignment shall not be less than $5,000,000 (aggregating concurrent assignments to or by two or more Affiliated Funds for the purposes of determining such minimum amount), unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and Revolving Commitments assigned, and any assignment of all or any portion of a Revolving Commitment, Loan or Letter of Credit participation shall be made only as an assignment of the same proportionate part of the assigning Lender's Revolving Commitment, Loans and Letter of Credit participations, (iii) the parties to each assignment shall (A) execute and deliver to Agent an Assignment and Acceptance Agreement via an electronic settlement system acceptable to Agent or (B) manually execute and deliver to the Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not already be a party to this Agreement, shall deliver to Agent information reasonably requested by Agent, including an administrative questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance Agreement may be required to deliver to the Agent pursuant to subsection 4.7(f) and with respect to information requested under the Patriot Act, and (iv) (A) Agent and (B) if no Event of Default has occurred and is continuing, Borrowers shall have consented (which consents shall not be unreasonably withheld) thereto; provided that no consent of Borrowers shall be required in the case of any assignment to a Lender, any Affiliate of a Lender or any Approved Fund of a Lender.

(b)               Assignment Procedures. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an assignment and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Loan Documents with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Revolving Credit Note is issued to the Successor Lender and a replacement Revolving Credit Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

(c)                Register. The Agent, acting as agent for the Borrowers solely for purposes of Treasury Regulations Section 5f.103-1(c), shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Lenders, (ii) the interests of each Lender, and (iii) the amounts of principal and interest payable and paid to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrowers or any Lender (with respect to its respective Lender Obligations) at any reasonable time and from time to time upon reasonable prior notice.

(d)               Further Assurances. The Loan Parties shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Loan Documents to the same extent as the assignor of the interest to the Successor Lender.

(e)                Assignments to Federal Reserve Bank. Any Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of the Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents.

(f)                Participations. Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Loan Party, to grant to one or more banks or other financial institutions ("Credit Participants") participating interests in such Lender's obligation to lend hereunder and/or any or all of the Revolving Credit Advances held by such Lender hereunder. In the event of any such grant by a Lender of a participating interest to a Credit Participant, whether or not upon notice to the Loan Parties, such Lender shall remain responsible for the performance of its obligations hereunder and under all other Loan Documents and the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and under all other Loan Documents. A Lender may furnish any information concerning the Loan Parties in its possession from time to time to prospective Credit Participants, provided that such Lender shall require any such prospective Credit Participant to agree in writing to maintain the confidentiality of such information.

(g)               Amount. Each such participation shall be in a minimum amount of at least $5,000,000.

(h)               Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrowers hereunder and under the other Loan Documents, including the right to consent to any amendment, modification or waiver of any provision of any Loan Document, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant. Each Lender granting a participating interest represents that it will not agree to restrict its discretion in dealing with the Loans and this Agreement by or with the Participant.

(i)                 Rights of Credit Participants. The Loan Parties agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.11, 2.12, 2.13, 2.15, 2.16 and 15.5, and the setoff rights in Section 10.2 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

(j)                 Notice. Promptly following any participation, the Lender granting such participation shall notify the Agent and the Borrowers.

ARTICLE 13. THE AGENT

        Section 13.1.      Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected with respect to the Lenders in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Loan Documents or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Loan Documents; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Loan Documents. The Agent may undertake any actions required or permitted hereunder through one or more Affiliates.

        Section 13.2.      Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 12 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

        Section 13.3.      Agent as a Lender. With respect to its Commitment Percentage of the Revolving Credit Advances hereunder, RBS Citizens, N.A shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include RBS Citizens, N.A in its individual capacity. RBS Citizens, N.A and its affiliates may lend money to, and generally engage in any kind of business with, the Borrowers, any of the Borrowers' Affiliates and any Person who may do business with or own securities of the Borrowers or any such Affiliate of the Borrowers, all as if RBS Citizens, N.A were not the Agent and without any duty to account therefor to the Lenders.

        Section 13.4.      Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        Section 13.5.      Indemnification of Agent. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Borrowers), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

        Section 13.6.      Successor Agent. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which, so long as no Event of Default exists, shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent) and, if applicable, approved by the Borrowers, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

        Section 13.7.      Fonde de Pouvoir. Without prejudice to the other provisions hereof, each Loan Party hereby irrevocably designates and appoints the Agent as the person holding the power of attorney (fonde de pouvoir) of the Lenders and the Issuing Bank (each a "Credit Party") as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, a deed of hypothec ("Deed of Hypothec") to be executed by any Borrower or Guarantor (as the case may be) under the laws of the Province of Quebec and creating a Lien on such Borrower's or Guarantor's Collateral located in such Province and to exercise such powers and duties which are conferred upon the Agent under such deed. Each Credit Party hereby additionally designates and appoints the Agent as agent for and on behalf of each of them (i) to hold and to be the sole registered holder of any debenture ("Debenture") issued under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law, and (ii) to enter into, to take and to hold on their behalf, and for their benefit, a Pledge of Debenture agreement ("Debenture Pledge") to be executed by such Borrower or Guarantor under the laws of the Province of Quebec and creating a Lien on the Debenture as security for the payment and performance of the obligations set forth therein. In this respect, (a) the Agent shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Debenture Pledge, owing to the Persons for and on behalf of whom the Debenture is so held from time to time, and (b) each Credit Party will be entitled to the benefits of any collateral charged under the Deed of Hypothec and the Debenture Pledge and will participate in the proceeds of realization of any such collateral, the whole in accordance with the terms hereof. The Agent, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent with respect to the collateral under the Deed of Hypothec and Debenture Pledge, applicable law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Credit Parties. Any Person who becomes a Credit Party shall be deemed to have consented to and confirmed the Agent as the person holding the power of attorney (fonde de pouvoir) and as the agent as aforesaid and to have ratified, as of the date it becomes a Credit Party, all actions taken by the Agent in such capacities. The Agent shall be entitled to delegate from time to time any of its powers or duties under the Deed of Hypothec and the Debenture Pledge to any Person and on such terms and conditions as the Agent may determine from time to time. The general administration of the Loan Documents shall be by the Agent in its various capacities. Each Credit Party hereby irrevocably authorizes the Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers and such trusts (in the case of the Agent in its capacity as Security Trustee under the Foreign Security Documents, as applicable) under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship (save, in the case of the Agent in its capacity as Security Trustee, to the extent of its limited role as trustee as required under any applicable Foreign Security Documents) with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

        Section 13.8.      No Other Duties, Etc. Notwithstanding anything herein to the contrary, neither of the Sole Lead Arranger and Book Runner or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if applicable, as a Lender or an Issuing Bank hereunder.

        Section 13.9.      Amendment of Article 13. The Borrowers hereby agree that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.6, the Borrowers are not parties to or bound by such foregoing provisions) and that any and all of the provisions of this Article 13 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrowers (other than the requirement of notice to the Borrowers of the resignation of the Agent and the appointment of a successor Agent and provided no amendment adversely affecting the Borrowers shall be binding upon the Borrowers).

ARTICLE 14. GUARANTY

        Section 14.1.      Guaranty. In consideration of, and in order to induce the Lenders to make Loans hereunder, each Guarantor, jointly and severally with all other Guarantors, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Lender Obligations, and all other obligations and covenants of the Loan Parties now or hereafter existing under this Agreement and the other Loan Documents whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to any Loan Party under any chapter of the Bankruptcy Code), fees, indemnification payments, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Agent or any Lender in connection with enforcing any rights under this guaranty and any and all other Lender Obligations (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses incurred by each Lender and the Agent in enforcing this guaranty. This guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Borrowers or any other action, occurrence or circumstance whatsoever.

        Section 14.2.      Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and the Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by each Guarantor, and that it will remain bound upon this guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or the Loan Documents, or any repayment or reborrowing of Loans. To the maximum extent permitted by applicable law, the obligations of each Guarantor under this guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including, without limitation:

(a)                any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

(b)               any extension, renewal, amendment, modification, rescission, waiver or release in respect of any of the Loan Documents;

(c)                any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

(d)               any change in the corporate existence, structure or ownership of any Borrower, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting either Borrower, such Guarantor, any other Guarantor or any of their respective assets;

(e)                the existence of any claim, defense, set-off or other rights or remedies which such Guarantor at any time may have against either Borrower, or either Borrower or such Guarantor may have at any time against the Agent, any Lender, any other Guarantor or any other Person, whether in connection with this guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Borrowers of the Guaranteed Obligations after the termination of the Commitments of the Lenders; or

(f)                any invalidity or unenforceability for any reason of this Agreement or any other Loan Document, or any provision of law purporting to prohibit the payment or performance by either Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations or any of the Loan Documents, or of any other obligation to the Agent or any Lender.

        Section 14.3.      Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of, the Guaranteed Obligations, the Agent or any Lender is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other similar reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Agent or any Lender with any such claimant (including either Borrower), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any other instrument evidencing any Guaranteed Obligations or otherwise; and the Guarantors, jointly and severally, shall be liable to pay the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold them harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Agent or any Lender in defense of any claim made against any of them that any payment or proceeds received by the Agent or any Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this guaranty, and any satisfaction and discharge of the Borrowers by virtue of any payment, court order or any federal or state law.

        Section 14.4.      Partial Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Agent or any Lender of any security or of any credits or claims, if an Event of Default exists, no Guarantor will assert or exercise any rights of the Agent or any Lender or of such Guarantor against either Borrower to recover the amount of any payment made by such Guarantor to the Agent or any Lender hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right of recourse to or any claim against assets or property of either Borrower, in each case unless and until the Guaranteed Obligations have been paid in full. Until such time (but not thereafter), each Guarantor hereby expressly subordinates any right to exercise any claim, right or remedy which such Guarantor may now have or hereafter acquire against either Borrower or any other Guarantor that arises under this Agreement or any other Loan Document or from the performance by any Guarantor of this guaranty including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Agent or any Lender against either Borrower or any Guarantor, or any security that the Agent or any Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Guarantor by either Borrower or another Guarantor after payment in full of the Guaranteed Obligations, and all or any portion of the Guaranteed Obligations shall thereafter be reinstated in whole or in part and the Agent or any Lender is required to repay any sums received by any of them in payment of the Obligations, this guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this guaranty, and any satisfaction and discharge of the Borrowers by virtue of any payment, court order or any federal or state law.

        Section 14.5.      Subordination. If any Guarantor becomes the holder of any indebtedness payable by either Borrower or another Guarantor, each Guarantor hereby subordinates all indebtedness owing to it from the Borrowers or such other Guarantor to all indebtedness of either Borrower to the Agent and the Lenders, and agrees that during the continuance of any Event of Default it shall not accept any payment on the same until payment in full of the Guaranteed Obligations after the termination of the Commitments of the Lenders and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to a Guarantor by either Borrower or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

        Section 14.6.      Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Agent or any Lender institute suit, collection proceedings, or take any other action to collect the Guaranteed Obligations, including any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against either Borrower or any other Person or any collateral (it being the intention of the Agent, the Lenders and each Guarantor that this guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Agent or any Lender, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Borrowers, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of any suretyship laws. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

        Section 14.7.      Full Force and Effect. This guaranty is a continuing guaranty and shall remain in full force and effect until all of the Obligations of the Borrowers under this Agreement and the other Loan Documents and all other amounts payable under this guaranty have been paid in full (after the termination of the Commitments of the Lenders). All rights, remedies and powers provided in this Article 14 may be exercised, and all waivers contained in this guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

        Section 14.8.      Negative Pledge. No Guarantor will create any Lien on its assets to any other Person during the pendency of this Agreement except for Liens permitted by Section 9.2 hereof nor will any of them enter into any agreement with any Person not to grant Liens or to pledge assets to the Agent.

        Section 14.9.      Additional Guarantors. At the Borrowers' request, any wholly-owned Subsidiary of Gerber may become an additional Guarantor hereunder upon delivery to the Agent of (a) a joinder hereto, (b) a joinder to the Pledge Agreement to perfect a pledge of all of the equity interests of such Subsidiary to the Agent to secure the Lender Obligations, (c) such documents as the Agent may reasonably request to create and perfect liens on such Subsidiaries assets to secure the Lender Obligations under the Security Documents, and (d) such other certificates, instruments and opinions consistent with the documents delivered on the Closing Date with respect to the other Guarantors, all in form and substance reasonably acceptable to the Agent.

ARTICLE 15. MISCELLANEOUS

        Section 15.1.      Notices.

(a)                Generally. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally‑recognized overnight carrier service, addressed as follows:

                    (i)             If to the Agent, at the address set forth on Schedule 15.1, with a copy to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231, Attention: Edward Matson Sibble, Jr., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrowers and the Lenders.

                    (ii)           If to the Borrowers, at the address set forth on Schedule 15.1, or at such other address(es) or to the attention of such other Person(s) as the Borrowers shall from time to time designate in writing to the Agent and the Lenders.

                    (iii)         If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the

Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrowers.

Any notice so addressed and mailed by registered or certified mail and any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received or willfully refused. A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrowers as having been given by the Lenders.

(b)               Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or an Issuing Bank pursuant to Article 2 if such Lender or Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

        Section 15.2.      Merger. This Agreement and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Loan Documents, as applicable. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the other Loan Documents. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed in accordance with Section 11.1 hereof.

        Section 15.3.      Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). The Borrowers and each other Loan Party and the Agent, the Issuing Bank and each Lender hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of

The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby.

        Section 15.4.      Counterparts; Replacement of Instruments. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement. Upon receipt of an affidavit of an officer of the Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrowers will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

        Section 15.5.      Expenses and Indemnification.

(a)                The Borrowers shall pay, on demand, all reasonable expenses of the Agent and the Lenders in connection with the preparation, default, collection, waiver or amendment of this Agreement, any other Loan Document or any other loan terms, or in connection with the Agent's and the Lenders' exercise, preservation or enforcement of any of its rights, remedies or options hereunder or under any other Loan Document or in connection with the Agent's administration hereof to the extent such expenses are customarily charged to borrowers by the Agent for similar credit facilities, including in each case, without limitation, fees of the Agent's outside legal counsel, Goodwin Procter LLP, accounting, consulting, brokerage and other similar professional fees or expenses, expenses for Intralinks or similar services, and any fees or expenses associated with travel and other costs relating to any appraisals or examinations conducted in connection with the credits extended hereunder or any collateral therefor. The Borrowers also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents. Upon request, the Agent and the Lenders shall provide documentation relating to any expenses claimed hereunder.

(b)               Without limitation of any other obligation or liability of the Borrowers or right or remedy of the Agent or the Lenders contained herein, the Borrowers hereby covenant and agree to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, setoff, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, including, without limitation, any account control agreement entered into by and among Gerber Scientific International Ltd., the Agent and the Royal Bank of Canada, other than any such claims which are determined by a final, non‑appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. In no event will any Borrower be responsible to indemnify any Lender for any matter that arises out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission by any Loan Party or any of its Affiliates and that is brought by an indemnified party hereunder against any other indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrowers hereunder, such indemnified party shall notify the Borrowers in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder. The Borrowers shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at its own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrowers in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrowers, (b) the Borrowers have failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrowers, then the Borrowers shall not have the right to assume the defense of such matter with respect to such indemnified party. The Borrowers shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

(c)                All amounts payable by the Borrowers under this Section 14.5 shall, until paid, bear interest at the rate applicable to Base Rate Loans hereunder (including any default rate) and be an obligation secured by the Collateral.

(d)               Notwithstanding anything to the contrary contained herein, unless an Event of Default exists, the aggregate maximum amount the Loan Parties shall be charged for inspections, appraisals, field audits and similar investigations and audits shall be $10,000 per calendar year.

        Section 15.6.      Confidentiality. The Agent and the Lenders agree to use commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of Gerber and its Subsidiaries heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement and identified by the Borrowers as "Confidential"; provided, however, that this Section 15.6 shall not be applicable to information otherwise disseminated to the public by Gerber or any of its Affiliates; and provided further, however, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be, (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential, and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 12, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 15.6, or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; provided that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

        Section 15.7.      Usury Limitation. All agreements between the Borrowers and any Guarantor, the Agent and/or the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Lender Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this provision shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers, the Agent, and the Lenders in the execution, delivery and acceptance of this Agreement and the other Loan Documents to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Lender Obligations and not to the payment of interest. This provision shall control every other provision of all Loan Documents.

        Section 15.8.      Joint and Several Obligations. All obligations of the Borrowers hereunder and under the Revolving Credit Notes, the Swingline Notes and all other Loan Documents shall be joint and several obligations. Except as otherwise expressly provided in the Loan Documents, the Borrowers waive presentment, demand, protest, notice of acceptance, notice of indebtedness incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and their Subsidiaries, and all suretyship defenses generally.

        Section 15.9.      Judgment.

(a)                If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase U.S. Dollars with such other currency at the Spot Rate at 11:00 A.M. (Boston time) on the Business Day preceding that on which final judgment is given.

(b)               If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in another currency into U.S. Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such alternative currency with U.S. Dollars at the Spot Market at 11:00 A.M. (Boston time) on the Business Day preceding that on which final judgment is given.

(c)                The obligation of each Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to each Borrower such excess.

        Section 15.10.  Reliance on Representations and Actions of Gerber. The Loan Parties hereby appoint Gerber as the agent of the Loan Parties to execute, deliver and perform, on behalf of the Borrowers, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any of the other Loan Documents, and the Loan Parties hereby agree that the Agent and the Lenders may rely upon any representation, warranty, certificate, notice (electronic or otherwise), document or telephone request which purports to be executed or made or which the Agent or the Lenders in good faith believe to have been executed or made by Gerber or any of its executive officers, and the Loan Parties hereby further, jointly and severally, agree to indemnify and hold the Agent and the Lenders harmless for any action, including the making of the Revolving Credit Advances or the Swingline Loans hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request, absent their gross negligence or willful misconduct.

        Section 15.11.  Platform. Documents required to be delivered pursuant to Section 6.1 or Section 6.2 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the Business Day ( if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient) (i) on which Gerber posts such documents, or provides a link thereto on Gerber's website on the Internet at the website address listed on Schedule 15.1; or (ii) on which such documents are posted on Gerber's behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrowers shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of any Compliance Certificate required hereunder to the Agent. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b)               Each Borrower hereby acknowledges that (a) the Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a "Public Lender"). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Agent and the Issuing Bank and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

        Section 15.12.  WAIVER OF JURY TRIAL; VENUE. THE BORROWER, THE OTHER LOAN PARTIES, THE AGENT, THE ISSUING BANK AND THE LENDERS BY ACCEPTANCE OF THIS AGREEMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE CREDITS HEREUNDER OR ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS AND THE OTHER LOAN PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE LOAN PARTIES CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND PROVIDE THE CREDITS HEREUNDER. THE

LOAN PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWERS BY MAIL AT THE ADDRESS SET FORTH IN SECTION 14.1. THE LOAN PARTIES HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

        Section 15.13.  USA Patriot Act. Each Lender and Agent hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan in accordance with the Patriot Act.

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        IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agent and the Lenders have caused this Credit and Guaranty Agreement to be executed by their duly authorized officers as of the date set forth above.

                                                                                    THE BORROWERS:

                                                                                    GERBER SCIENTIFIC, INC.

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    GERBER SCIENTIFIC INTERNATIONAL, INC.

By:  /s/
Name:
Title:

GUARANTORS:

GERBER COBURN OPTICAL INTERNATIONAL, INC.

By:  /s/
Name:
Title:

GERBER SCIENTIFIC UK LTD.

By:  /s/
Name:
Title:

SPANDEX LIMITED

By:  /s/
Name:
Title:

GERBER SCIENTIFIC INTERNATIONAL LTD.

By:  /s/
Name:
Title:

                                                                                    THE AGENT:

                                                                                    RBS CITIZENS, N.A., as Agent

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

THE LENDERS:

                                                                                    RBS CITIZENS, N.A.

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    Address:

                                                                                    Telecopier No:
                                                                                    Attention:

                                                                                    SOVEREIGN BANK

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    Address:

                                                                                    Telecopier No:
                                                                                    Attention:

                                                                                    BANK OF AMERICA, N.A.

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    Address:

                                                                                    Telecopier No:
                                                                                    Attention:

                                                                                    HSBC BANK USA, NATIONAL ASSOCIATION

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    Address:

                                                                                    Telecopier No:
                                                                                    Attention:

                                                                                    JP MORGAN CHASE BANK N.A.

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    Address:

                                                                                    Telecopier No:
                                                                                    Attention:

                                                                                    MERRILL LYNCH CAPITAL CORPORATION

                                                                                    By:  /s/
                                                                                    Name:
                                                                                    Title:

                                                                                    Address:

                                                                                    Telecopier No:
                                                                                    Attention: